Exhibit 10.32

AGREEMENT AND PLAN OF MERGER

by and among

PARAMOUNT GROUP, INC.,

WvF 1325, INC.,

WvF 1325, L.P.,

US REAL ESTATE HOLDING AG,

and

for purposes of Section 7.02 only,

WvF, L.P.

Dated as of October 31, 2014

i

EXHIBITS

Exhibit A	Omnibus Agreement
Exhibit B	Advisory Board Appointment
Exhibit C	Share Purchase Agreement
Exhibit D	Form of Lock-Up Agreement
Exhibit E	Letter of Transmittal
Exhibit F	Form of FlRPTA Notice

SCHEDULES
Schedule 1.07(b)	Merger Consideration

DEFINED TERMS

Term	Section

5% Ownership Condition	Section 8.02
1325 Partnership Agreement	Section 8.02
1325 Venture	Recitals
1633 Broadway	Section 8.02
1633 Broadway Transfer Tax	Section 8.02
1633 Broadway WvF Interest Change	Section 8.02
2014 Pro Rata Distribution	Section 2.01
Accredited Investor	Section 8.02
Advisory Board Appointment	Recitals
Affiliate	Section 8.02
Agreement	Introduction
Business Day	Section 8.02
Certificate of Merger	Section 1.03
Claim	Section 5.03
Claim Notice	Section 5.03
Closing Documents	Section 2.02
Code	Section 8.02
Company	Introduction
Company Common Stock	Recitals
Company Indemnified Party	Section 5.02
Company Material Adverse Effect	Section 8.02
Company Shares	Recitals
Company’s Knowledge	Section 8.02
Contributed Equity Value	Section 8.02
Disclosure Letter	Article IV
Effective Time	Section 1.03
Equity Holder	Recitals
Equity Holders	Recitals
Equity Holders’ Representative	Section 6.04
Equity Interest	Section 1.07
Escrow Agreement	Recitals
Estimated 1633 Transfer Tax Amount	Section 6.05(i)
Expiration Date	Section 5.05
E&P Damages	Section 8.02
FIRPTA Notice	Section 2.01
Formation Transactions	Recitals
Fund I	Section 8.02
Fund II	Section 8.02
Fund III	Section 8.02
Fund V Core	Section 8.02
Fund V Shares	Section 8.02

Term	Section

Governmental Authority	Section 8.02
Guaranteed WvF 1325 Amount	Section 8.02
Historic E&P	Section 4.05(g)
Indemnified D&O	Section 6.02(e)
Indemnified Party	Section 5.03
Indemnifying Party	Section 5.03
Indemnity Holdback Amount	Recitals
Indemnity Holdback Escrow	Recitals
IPO	Recitals
IPO Closing	Section 1.02
IPO Shares	Section 8.02
July 3rd Agreement	Recitals
Laws	Section 8.02
Liens	Section 8.02
Lock-up Agreement	Recitals
Losses	Section 5.01
Merger	Recitals
Merger Closing	Section 1.02
Merger Closing Date	Section 1.02
Merger Consideration	Section 1.07
Merger Sub	Recitals
Merger Sub General Partner	Section 1.08(a)
Mergers	Recitals
Merrill Lynch	Section 2.01(c)
Minimum IPO Shares	Section 8.02
New York Transfer Taxes	Section 6.05(h)
Omnibus Agreement	Recitals
OP Units	Section 8.02
Operating Partnership	Recitals
Organizational Documents	Section 8.02
Outside Date	Section 2.03
Paramount Group Real Estate Funds	Section 8.02
Paramount-Managed Entities	Section 8.02(bb)
Person	Section 8.02
PGI Delaware	Recitals
Post 2013 E&P	Section 8.02
Pre-Closing Tax Period	Section 8.02
Price to the Public	Section 8.02
Property	Recitals
Registration Statement	Recitals
REIT	Recitals
Second Anniversary	Section 7.02(f)
SEC	Recitals

v

Term	Section

Securities Act	Section 8.02
Share Purchase Agreement	Recitals
Straddle Period	Section 8.02
Subsidiary	Section 8.02
Surviving Entity	Section 1.01
TA Agreement	Section 6.07
Tax	Section 8.02
Tax Refund	Section 6.05(i)
Tax Return	Section 8.02
Termination Date	Section 2.03
Third Party Claims	Section 5.04
Total Number of Shares	Section 8.02
USREHAG	Introduction
von Finck Designee	Recitals
WvF 1325 GP Cash Amount	Section 8.02
WvF 1325 GP Merger Consideration	Schedule 1.07(b)
WvF 1325 LP Cash Amount	Section 8.02
WvF 1325 LP Merger Consideration	Schedule 1.07(b)
WvF 1325 GP	Introduction
WvF 1325 LP	Introduction
WvF 1325 Parties	Introduction
WvF 712 GP	Section 2.01(b)(vii)
WvF 712 LP	Introduction
WvF Assets	Section 4.12
WvF Fund V Interest	Section 8.02
WvF Indemnified Party	Section 5.01
WvF Material Adverse Effect	Section 8.02
WvF Owners	Section 8.02
WvF Parties	Introduction
WvF Parties’ Knowledge	Section 8.02
WvF Purchaser	Recitals
WvF-Related Entities	Section 4.05
WvF Transfer Tax Amount	Section 8.02

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (including all exhibits and schedules, this “Agreement”) is made and entered into as of October 31, 2014, by and among PARAMOUNT GROUP, INC., a Maryland corporation (the “Company”), WvF 1325, INC., a Delaware corporation (“WvF 1325 GP”), WvF 1325, L.P., a Delaware limited partnership (“WvF 1325 LP” and, together with WvF 1325 GP, the “WvF 1325 Parties”) and US REAL ESTATE HOLDING AG, a Swiss corporation and the sole partner (other than WvF 1325 GP) of WvF 1325 LP (“USREHAG” and, together with the WvF 1325 Parties, the “WvF Parties”) and for purposes of Section 7.02 only, WvF, L.P., a Delaware limited partnership (“WvF 712 LP”). Capitalized terms used and not defined in the body of this Agreement shall have the meanings set forth in Section 8.02 hereto.

RECITALS

WHEREAS, the Company intends to conduct an initial public offering (the “IPO”) of the common stock, par value $0.01 per share (“Company Common Stock”), of the Company, which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Sections 856 through 860 of the Code;

WHEREAS, in connection with the IPO, the Company, which is the sole general partner of Paramount Group Operating Partnership LP (the “Operating Partnership”), desires to engage in a series of transactions through which the Company and the Operating Partnership will acquire their initial portfolio of properties and other assets that they intend to own following the IPO (collectively, the “Formation Transactions”), which transactions are more specifically set forth in the Company’s registration statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time;

WHEREAS, the WvF 1325 Parties own, directly or indirectly, 50% of the interests in 1325 Avenue of the Americas, L.P. (the “1325 Venture”), which 1325 Venture owns, directly or indirectly, the land and building located at 1325 Avenue of the Americas, New York, New York (the “Property”);

WHEREAS, the parties acknowledge that the WvF Parties, Paramount Group, Inc., a Delaware corporation (“PGI Delaware”), and certain other parties identified therein have entered into that certain agreement, dated as of July 3, 2014 (the “July 3rd Agreement”);

WHEREAS, prior to the date hereof, USREHAG has delivered evidence to the Company that it owns, directly or indirectly, 100% of the equity interests in each of WvF 1325 GP and WvF 1325 LP;

WHEREAS, as part of the Formation Transactions, each WvF 1325 Party will merge with and into a newly formed Delaware limited partnership that is wholly owned by the Company directly or indirectly (“Merger Sub”), with Merger Sub as the Surviving Entity in each case (each a “Merger,” and together, the “Mergers”) and in consideration thereof each holder of equity interests in the WvF 1325 Parties (each, an “Equity Holder,” and together the “Equity Holders”) will receive shares of Company Common Stock (“Company Shares”);

WHEREAS, the board of directors of the Company have approved and authorized the Mergers in accordance with applicable Laws and the Company’s Organizational Documents;

WHEREAS, the board of directors of (i) WvF 1325 GP, on its own behalf and in its capacity as general partner of and for WvF 1325 LP, and (ii) USREHAG, have approved and authorized the Mergers in accordance with applicable Laws and their respective Organizational Documents;

WHEREAS, at the Merger Closing, the Company will deposit 1.5% of the Company Shares issuable in the Mergers (collectively, the “Indemnity Holdback Amount”) into an “Indemnity Holdback Escrow” pursuant to the Escrow Agreement in the form attached to the Omnibus Agreement (the “Escrow Agreement”), which form of Omnibus Agreement is attached hereto as Exhibit A (the “Omnibus Agreement”), in order to provide an exclusive remedy against the WvF 1325 Parties and the Equity Holders (in their capacities as such) for certain breaches of this Agreement by the WvF Parties;

WHEREAS, the parties acknowledge that in accordance with the July 3rd Agreement, at, and subject to the IPO Closing, the Company will appoint Wilhelm von Finck or his designee (either such individual, the “von Finck Designee”) to the advisory board of the Company pursuant to the terms set forth on Exhibit B attached hereto (the “Advisory Board Appointment”);

WHEREAS, concurrently with the execution of this Agreement, WvF 718, L.P. (“WvF Purchaser”) has entered into a share purchase agreement with the Company, pursuant to which WvF Purchaser has agreed to purchase additional Company Common Stock in a private placement upon the terms and conditions set forth therein, a copy of which is attached hereto as Exhibit C (the “Share Purchase Agreement”);

WHEREAS, concurrently with the execution of this Agreement, USREHAG has entered into a lock-up agreement substantially in the form attached hereto as Exhibit D (the “Lock-up Agreement”); and

WHEREAS, it is intended that each Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGERS

Section 1.01 The Mergers. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and in accordance with applicable Laws, each of WvF 1325 GP and WvF 1325 LP shall be merged with and into Merger Sub, whereby the separate existence of each of WvF 1325 GP and WvF 1325 LP shall cease, and Merger Sub shall continue its existence under the Delaware Revised Uniform Limited Partnership Act as the surviving entity in each Merger (herein sometimes referred to as the “Surviving Entity”).

Section 1.02 Merger Closing. Unless this Agreement shall have been terminated pursuant to Section 2.03, and subject to satisfaction or waiver of the conditions in Section 2.01. the closing of the Mergers and the other transactions contemplated hereby (the “Merger Closing” or the “Merger Closing Date”) shall occur concurrently with the closing of the IPO (the “IPO Closing”). The Merger Closing shall take place at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, or as mutually agreed among the Company and the WvF Parties.

Section 1.03 Effective Time. On the Merger Closing Date (or on such other date as the Company and the WvF 1325 Parties may agree) Merger Sub and the applicable WvF 1325 Party shall file, or shall cause to be filed, a certificate of merger or similar document with respect to each Merger (each such certificate, a “Certificate of Merger”) as may be required by applicable Laws with the Secretary of State of each applicable jurisdiction, providing that the Mergers shall become effective upon filing or, if agreed upon by the Company and the WvF 1325 Parties, as of such other date or time as is set forth in the Certificates of Merger (the “Effective Time”), together with any certificates and other filings or recordings related thereto, in such forms as are required by, and executed in accordance with, the relevant provisions of applicable Laws.

Section 1.04 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement, the Certificates of Merger and applicable Laws.

Section 1.05 Organizational Documents. At the Effective Time, the Organizational Documents of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Organizational Documents of the Surviving Entity until thereafter amended as provided therein or in accordance with applicable Laws.

Section 1.06 Directors, Officers and General Partner of the Surviving Entity. The directors, officers and general partner of Merger Sub immediately prior to the Effective Time shall be and become the directors, officers and general partner of the Surviving Entity as of the Effective Time, each to hold office in accordance with the Organizational Documents of the Surviving Entity.

Section 1.07 Conversion of Equity Interests.

(a) Under and subject to the terms and conditions of this Agreement, each Equity Holder is entitled to receive as a result of and upon consummation of the Mergers, the Merger Consideration set forth in Schedule 1.07(b).

(b) At the Effective Time, by virtue of the Mergers and without any action on the part of the Company, Merger Sub, the WvF Parties or any Equity Holder, each equity interest in each WvF 1325 Party (each an “Equity Interest”) shall be converted automatically into the right of the Equity Holder to receive Company Shares, in the amount set forth opposite its name in Schedule 1.07(b) (the “Merger Consideration”).

(c) No fractional Company Shares shall be issued to an Equity Holder pursuant to this Agreement. If aggregating all Company Shares that an Equity Holder otherwise would be entitled to receive as a result of the Mergers would require the issuance of a fractional Company Share, such Equity Holder shall instead be entitled to receive one full Company Share in lieu of such fractional Company Share.

(d) From and after the Effective Time, each Equity Interest converted into the right to receive the Merger Consideration pursuant to Section 1.07(b) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of such Equity Interest so converted shall thereafter cease to have any rights as an Equity Holder, except the right to receive the Merger Consideration applicable thereto.

(e) As soon as practicable following the determination of the Price to the Public and prior to the Merger Closing, all calculations relating to the Merger Consideration to be received by each Equity Holder shall be performed in good faith by, or under the direction of, the Company.

(f) All equity interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as equity interests of the Surviving Entity.

Section 1.08 Tax Treatment of Mergers.

(a) The general partner of Merger Sub will be a newly formed Delaware limited liability company that is wholly owned by the Company (“Merger Sub General Partner”) and disregarded as separate from the Company for U.S. federal income tax purposes, the only partners of Merger Sub will be the Company, as a limited partner, and Merger Sub General Partner, as the general partner, and Merger Sub will be treated as an entity disregarded as separate from the Company for U.S. federal income tax purposes.

(b) It is intended that, for U.S. federal income tax purposes, each of the Mergers shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement constitutes, and hereby is adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

(c) Each party hereto (i) shall cause all Tax Returns relating to the Mergers to be filed on the basis of treating the Mergers as “reorganizations” within the meaning of Section 368(a) of the Code and (ii) shall not take any position on any Tax Return, or take any other reporting position, that is inconsistent with such treatment, unless otherwise required by applicable Laws.

Section 1.09 Payment of Merger Consideration.

(a) At or after the Effective Time, upon surrender by an Equity Holder of its Equity Interests together with a duly executed letter of transmittal in the form attached hereto as Exhibit E and the certificates, if any, evidencing such Equity Interests to the Company, such Equity Holder shall be entitled to receive from the Company in exchange therefor the portion of the Merger Consideration to which such Equity Holder is entitled (subject, in the case of USREHAG, to the obligation below of USREHAG to deliver the Indemnity Holdback Amount to the Escrow Agent). Risk of loss and title to the Equity Interests of an Equity Holder shall pass only upon delivery to the Company of such duly executed letter of transmittal and the certificates, if any, evidencing such Equity Interests. The full amount of the Indemnity Holdback Amount shall be retained from the Merger Consideration otherwise deliverable to USREHAG and none of such amount will be retained from the Merger Consideration otherwise deliverable to WvF 1325 GP as an Equity Holder of WvF 1325 LP.

(b) Notwithstanding any other provisions of this Agreement, dividends or other distributions payable on any portion of the Merger Consideration after the Effective Time (including, for the avoidance of doubt, with respect to the Indemnity Holdback Amount), but prior to the delivery of such portion of the Merger Consideration to an Equity Holder pursuant to Section 1.09(a) above, shall be paid promptly by the Company to the Equity Holder of record, as set forth in Schedule 1.07(b), entitled to receive such portion of the Merger Consideration upon compliance with the procedures set forth in this Section, less the amount of any withholding taxes which may be required thereon as reasonably determined by the Company. At and after the Effective Time, there shall be no transfers on the applicable record books of the Equity Interests that are outstanding immediately prior to the Effective Time.

(c) On the Merger Closing Date, the Company will deposit the Indemnity Holdback Amount with the Escrow Agent (as defined in the Escrow Agreement) in accordance with the terms and conditions of the Escrow Agreement. The approval of the Mergers and this Agreement by the Equity Holders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Indemnity Holdback Amount in escrow and the appointment of the Equity Holders’ Representative.

ARTICLE II

CONDITIONS TO THE MERGERS; CLOSING DELIVERIES;

TERM OF AGREEMENT

Section 2.01 Conditions Precedent.

(a) Condition to Each Party’s Obligations. The respective obligation of each party to effect the transactions contemplated by this Agreement to occur on the Merger Closing Date is subject to the satisfaction or waiver on or prior to the Merger Closing of the following conditions:

(i) Consents. The requisite consents of the Equity Holders approving the Mergers shall have been obtained. This condition may not be waived by any party.

(ii) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order. This condition may not be waived by any party.

(iii) IPO Proceeds. The Company shall receive the proceeds from the IPO on the same day as the Merger Closing. This condition may not be waived by any party.

(iv) No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Agreement nor shall any of the same brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing.

(v) Termination Date. The Termination Date shall not have occurred.

(b) Conditions to Obligations of the Company. The obligations of the Company are further subject to satisfaction of the following conditions (any of which may be waived by the Company in whole or in part):

(i) Representations and Warranties of the WvF Parties. The representations and warranties of the WvF Parties set forth in Section 4.12 shall be true and correct in all respects as of the Effective Time, except for breaches resulting from the existence of liabilities or obligations that do not exceed the amounts set forth in clause (i) of the first sentence of Section 5.02. In addition, each of the other representations and warranties of the WvF Parties contained in Article IV, other than Section 4.05(g), shall be true and correct at the Effective Time as if made again at and as of such time (except to the extent that any representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct only as of such date) except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or WvF Material Adverse Effect qualifications set forth therein) would not, individually or in the aggregate, reasonably be expected to have a WvF Material Adverse Effect.

(ii) Performance by the WvF Parties. Each WvF Party shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date.

(iii) Incentive Fee. The WvF 1325 Parties shall have paid (or shall have caused to be paid) the incentive fee set forth in Section 1(d)(iii) of the July 3rd Agreement to CNBB-RDF Holdings, LP, as designee of PGI Delaware (or such other designee designated by PGI Delaware).

(iv) FlRPTA Notice. USREHAG shall have (A) provided the Company with a properly executed notice (a “FlRPTA Notice”) substantially in the form provided in Exhibit F or (B) provided cash (in such amount as determined by the Company in its reasonable discretion) to the Company sufficient to pay any applicable withholding under the Code.

(v) Closing Documents. Each WvF Party shall have executed and delivered to the Company the documents to which it is a party which are required to be delivered pursuant to Section 2.02.

(vi) Management Agreements. The applicable WvF Parties (as defined in the July 3rd Agreement) shall have executed and delivered to the applicable Otto Parties (as defined in the July 3rd Agreement) documents to effectuate the amendments set forth in Sections 1(f), (h), (i) and (j) of the July 3rd Agreement.

(vii) 712 Fifth Avenue, L.P. Limited Partnership Agreement. WvF, Inc., a Delaware corporation (“WvF 712 GP”), and WvF 712 LP shall have executed and delivered to the Otto 712 Parties (as defined in the July 3rd Agreement) or, if applicable, their respective successors and/or assigns pursuant to the Formation Transactions, as permitted by the July 3rd Agreement, a document or documents to effectuate the amendments set forth in Section 1(t) of the July 3rd Agreement.

(c) Conditions to Obligations of the WvF Parties. The obligation of the WvF Parties to effect the transactions contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Merger Closing Date are further subject to satisfaction of the following conditions (any of which may be waived by the WvF Parties in whole or in part):

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct at the Effective Time as if made again at and as of such time (except to the extent that any representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct only as of such date) except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(ii) Performance by the Company. The Company shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date.

(iii) Consents, Etc. All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for the Company to consummate the transactions contemplated hereby (except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement) shall have been obtained.

(iv) 5% Ownership Condition.

(A) Upon the Merger Closing, the 5% Ownership Condition will be satisfied; provided, that this condition shall be deemed to be irrevocably waived by the WvF Parties in the case of (1) [Intentionally Deleted] (2) the failure of WvF Purchaser (a) after receipt of an email notice (qualifying under Section 134) sent to the WvF Parties c/o Davis Polk & Wardwell, Thomas Patrick Dore, Jr. at pat.dore@davispolk.com to provide, in writing or by email, an indication of interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), indicating WvF Purchaser’s non-binding desire to purchase in the IPO the IPO Shares in the amount of $16,500,000, or (b) if WvF Purchaser is given by Merrill Lynch the opportunity by email notice sent as foresaid, at least two (2) days prior to the date of the IPO Closing, to commit on or before a specific time to purchase in the IPO the Minimum IPO Shares from Merrill Lynch, to purchase the Minimum IPO Shares in the IPO or (3) the failure of WvF Purchaser to acquire the Company Common Stock in accordance with the Share Purchase Agreement; provided, that (x) with respect to clauses (2) and (3), the 5% Ownership Condition (based upon the certificate delivered to the WvF Parties in the following subsection (B)) would have been satisfied but for such failure and (y) with respect to clause (3), such failure is the result of a breach by WvF Purchaser of its obligations under the Share Purchase Agreement (and is not the result of a breach by the Company of its obligations hereunder or thereunder).

(B) By the earlier of (x) 11:59pm on the date on which the underwriting agreement for the IPO setting forth the Price to the Public is entered into or (y) at least eight hours prior to the deadline by which the WvF Purchaser must irrevocably commit to purchase the Minimum IPO Shares pursuant to the opportunity described in clause (2)(b) of the first sentence of Section 2.01(c)(iv)(A), the Company shall have delivered to the WvF Parties by email notice sent as foresaid a certificate, signed on behalf of the Company by the chief executive officer of the Company, attesting to his knowledge of the information presented therein and certifying (1) the number of shares of Company Common Stock that will be owned by the WvF Parties described in each of clauses (w), (x) and (z) of the definition of “5% Ownership Condition”, (2) the number of shares of Company Common Stock described in each of the clauses of the definition of “Total Number of Shares”, (3) the Minimum IPO Shares and (4) the number of shares of the Company Common Stock that would be required to be purchased by WvF Purchaser in the IPO in order to satisfy the 5% Ownership Condition, together with evidence reasonably satisfactory to the WvF Parties that the information contained in such certificate is accurate.

(C) The Company and the WvF Parties agree printed copies of time stamped emails transmitted by any of the foregoing parties in connection with actions of any party under subsection (A) and (B) above shall be conclusive and sufficient evidence of the actions intended to be taken thereby or described therein and no further evidence thereof shall be necessary hereunder to prove such actions.

(v) Closing Documents. The Company, the applicable Otto Parties (as defined in the July 3rd Agreement) and PGI Delaware, as applicable, shall have executed, acknowledged and delivered to the WvF Parties the documents required to be delivered pursuant to Section 2.02 and pursuant to Sections 1(f), (h), (i) and (j) of the July 3rd Agreement.

(vi) Company Ownership of the 1325 Venture. The Company shall have acquired, or shall acquire on the Merger Closing Date, directly or indirectly, all of the interests in the 1325 Venture not owned by the WvF 1325 Parties (whether by merger of such other partners of the 1325 Venture into the Company or otherwise) such that the Company shall be the sole owner, directly or indirectly, of the Property following the Merger Closing.

(vii) Distributions by the 1325 Venture. The 1325 Venture shall have been operated in accordance with the terms of the Approved Budget (as defined in the

1325 Partnership Agreement) for 2014 (and, if the Merger Closing has not occurred on or prior to December 31, 2014, the Approved Budget for 2015), including, but not limited to, with respect to distributions of cash to be made to the WvF 1325 Parties pursuant to Article IX of the 1325 Partnership Agreement. In furtherance of the foregoing, (A) the 1325 Venture shall have made a $1,500,000 distribution of cash pursuant to Article IX of the 1325 Partnership Agreement, 50% of which will be distributed to the WvF 1325 Parties, within three Business Days after the date hereof and prior to the date on which the roadshow resulting in the successful completion of the IPO begins (the “2014 Pro Rata Distribution”) and (B) in the event that the Merger Closing Date occurs in 2015, the 1325 Venture shall have made the following additional distributions of cash pursuant to Article IX of the 1325 Partnership Agreement: (1) distributions made after the date hereof and on or before December 31, 2014 at least equal to $500,000 (in addition to the 2014 Pro Rata Distribution set forth above) and (2) distributions made in 2015 on or prior to the Merger Closing Date equal to at least (x) $4,000,000 divided by (y) a fraction, the numerator of which is the number of days from and including January 1, 2015 to and excluding the Merger Closing Date and the denominator of which is 365.

(viii) Management Agreements. The applicable Otto Parties (as defined in the July 3rd Agreement) shall have executed and delivered to the applicable WvF Parties (as defined in the July 3rd Agreement) documents to effectuate the amendments set forth in Sections 1(f), (h), (i) and (j) of the July 3rd Agreement.

(ix) 712 Fifth Avenue, L.P. Limited Partnership Agreement. The Otto 712 Parties (as defined in the July 3rd Agreement) or, if applicable, their respective successors and/or assigns pursuant to the Formation Transactions, as permitted by the July 3rd Agreement, shall have executed and delivered to WvF 712 GP and WvF 712 LP, a document or documents to effectuate the amendments set forth in Section 1(t) of the July 3rd Agreement.

Section 2.02 Closing Deliveries. On the Merger Closing Date, each of the parties shall make, execute, acknowledge and deliver the legal documents and other items to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection herewith (collectively, the “Closing Documents”). The Closing Documents and other items to be delivered at the Merger Closing shall be the following:

(a) the WvF Parties shall have provided evidence reasonably satisfactory to the Company that it has complied in all respects with its obligations set forth in Sections 1(aa) through (cc) in the July 3rd Agreement, including, without limitation, with respect to back-stop guarantees contemplated therein, if necessary, from WvF 712 LP;

(b) the Company, on the one hand, and the WvF Parties, on the other hand, shall provide to the other a copy of all appropriate corporate resolutions or partnership or limited liability company actions, as applicable, authorizing the execution, delivery and performance by the Company and Merger Sub (if so requested by the WvF Parties) and the WvF Parties (if so requested by the Company) of this Agreement, the Closing Documents and any related documents, certified by a duly authorized officer;

(c) the Company, on the one hand, and the WvF Parties, on the other hand shall, provide to the other a certification of a duly authorized officer of (or, with respect to the WvF Parties, on behalf of) each such entity certifying that the conditions specified in Section 2.01 (c)(1) and (ii) and 2.01(b)(i) and (ii), respectively, have been satisfied; and

(d) USREHAG shall deliver, or cause to be delivered, the Estimated 1633 Transfer Tax Amount to the Company by (i) bank wire transfer of immediately available funds to an account designated by the Company in a written notice to USREHAG delivered at least two Business Days prior to the Merger Closing Date or (ii) such other method as is agreed upon by USREHAG and the Company.

Section 2.03 Term of the Agreement. This Agreement shall terminate automatically (a) if the Merger Closing or the IPO Closing shall not have occurred on or prior to May 15, 2015 (such date is hereinafter referred to as the “Outside Date”) or (b) if, prior to the Merger Closing, any of the WvF Parties or the Company receives an opinion from a nationally recognized tax counsel that it is either “as likely as not” or “more likely than not” that either of the Mergers will not be considered a reorganization for U.S. federal income tax purposes and provides notice of the receipt of such opinion to the other parties to this Agreement (the date on which either event described in clauses (a) or (b) occurs, the “Termination Date”). In addition, this Agreement may be terminated before Merger Closing by a document signed by the Company and the WvF Parties.

Section 2.04 Effect of Termination. In the event of termination of this Agreement for any reason, all obligations on the part of the Company and the WvF Parties under this Agreement shall terminate; provided, that nothing in this Agreement shall relieve any party hereto from liability for any breach of this Agreement or any failure to perform its obligations under this Agreement.

Section 2.05 Tax Withholding. The Company shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Merger Consideration payable (or deemed payable) pursuant to this Agreement, including the Indemnity Holdback Amount, to the Equity Holders, such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax law (as determined by the Company in its reasonable discretion). To the extent that amounts are so deducted and withheld by the Company, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Equity Holders. The parties hereto acknowledge and agree that, so long as (i) the Equity Holders have delivered the FlRPTA Notices in accordance with Section 2.01(b)(iv)(A), (ii) the Company complies with its obligations under Section 6.05(e), and (iii) the Equity Holders comply with their obligations under Section 6.05(d), it is intended that no deduction or withholding shall be required with respect to any payment of the Merger Consideration absent a change in applicable Laws.

Section 2.06 Fees, Costs and Expenses. Each party hereto shall bear its respective costs related to this Agreement and the IPO including, without limitation, the fees and expenses of its respective lawyers, accountants and financial advisors.

Section 2.07 Further Action.

(a) If, at any time after the Effective Time, the Surviving Entity shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity the right, title or interest in, to or under any of the rights, properties or assets of the WvF 1325 Parties acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the WvF 1325 Parties, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the WvF 1325 Parties, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

(b) Following the Effective Time, the Equity Holders shall deliver, or shall cause to be delivered, to the Surviving Entity any books, records and Organizational Documents reasonably requested by the Surviving Entity and relating to the WvF 1325 Parties that are in possession’ of any WvF 1325 Party; provided, that the foregoing shall not require the delivery of any books or records (i) which are subject to attorney-client privilege held by the Equity Holders, or (ii) which are of a confidential or proprietary nature with respect to the Equity Holders and the failure to deliver would not practically impair the ability of the Company or the Surviving Entity to (A) realize in all material respects the value of the assets, and minimize in all material respects the liabilities, of the WvF 1325 Parties to which the Surviving Entity succeeds, whether contingent or not, or (B) obtain all material information regarding the historical assets, liabilities and operations of the WvF 1325 Parties as is reasonably necessary in connection with a proper business purpose of the Company or the Surviving Entity, as the successor to the WvF 1325 Parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to the WvF Parties as set forth below, which representations are true and correct as of the date hereof (or such other date specifically set forth below) and as of the Effective Time as if made again at that time (except to the extent that any representation or warranty only speaks as of a particular date, in which case it is true and correct as of such date):

Section 3.01 Organization; Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of

Maryland. The Company has all requisite power and authority to enter into this Agreement and all agreements contemplated hereby to which it is party, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the Effective Time, Merger Sub will be a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Company and Merger Sub will have all requisite power and authority to carry out the transactions contemplated by this Agreement and each agreement contemplated hereby. As of the Effective Time, Merger Sub General Partner will be a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and Merger Sub General Partner will have all requisite power and authority to cause Merger Sub to carry out the transactions contemplated by this Agreement and each agreement contemplated hereby.

Section 3.02 Due Authorization. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary action of the Company. As of the Effective Time, the performance of this Agreement by the Company, Merger Sub and Merger Sub General Partner on behalf of Merger Sub will have been duly and validly authorized by all necessary action of the Company, Merger Sub and Merger Sub General Partner. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company or Merger Sub pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company or Merger Sub, as applicable, enforceable against the Company or Merger Sub, as applicable, in accordance with its terms, subject, to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.03 Consents and Approvals. Except in connection with the IPO and the consummation of the Formation Transactions or as shall have been obtained on or prior to the Merger Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the Company, Merger Sub or Merger Sub General Partner in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.04 Tax Matters.

(a) At the effective time of the IPO and at the Merger Closing, the Company shall be organized in a manner so as to qualify for taxation as a REIT pursuant to Sections 856 through 860 of the Code. The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31 of the year in which the Merger Closing takes place.

(b) Neither the Company nor Merger Sub has a plan or intention (i) to dispose of its direct or indirect interest in the Property acquired in the Mergers following the IPO Closing, other than the contribution of its direct or indirect interest in the Property to the Operating Partnership (and/or any Subsidiary of the Operating Partnership) immediately following the Mergers as part of the Formation Transactions, (ii) to dispose of any OP Units received in such contribution, or (iii) to cause the Operating Partnership to dispose of any direct or indirect interest in the Property received in such contribution.

(c) Prior to the pricing of the IPO, 50% or more of the value of the outstanding Company Common Stock was held, directly or indirectly, by “foreign persons” as such term is used in Treasury Regulations Section 1.897-9T(c).

(d) The Company has entered into the Agreement for good and valid business reasons.

(e) The Company (or any party related to the Company) has no plan or intention to acquire Equity Interests for consideration other than Company Common Stock, in contemplation of the Mergers, or to acquire any Company Common Stock issued in the Mergers from the Equity Holders.

(f) There is no intercorporate indebtedness existing between the Company (or any of its Subsidiaries) and a WvF Party (or any of its Subsidiaries) that was issued, acquired or settled prior to the Effective Time at a discount or, to the best knowledge of the Company, will be settled after the Effective Time at a discount (it being understood, for the avoidance of doubt, that this representation shall not apply to the incentive fee described in Section 2.01(b)(iii)).

(g) No part of the Merger Consideration will be paid to an Equity Holder as a creditor, employee or in any capacity other than as a shareholder or partner of a WvF 1325 Party.

(h) The Company has no specific plan or agreement to issue additional Company Common Stock, or options or rights to acquire Company Common Stock, during the six-month period immediately following the IPO Closing other than Company Common Stock that is included in the Total Number of Shares (it being understood, for the avoidance of doubt, that no such specific plan or agreement will be inferred except to the extent that, on or prior to the Effective Time, there is a plan (beyond the mere existence of the Company’s 2014 Equity Incentive Plan) or agreement to issue up to a specific amount (by number of shares or value, and including a minimum amount) of Company Common Stock or options or rights to acquire Company Common Stock), other than equity grants to non-employee directors in amounts consistent with those described in the Registration Statement filed with the SEC on October 3, 2014 that are planned to occur in connection with the Company’s annual meeting of stockholders.

(i) As of the Effective Time, Merger Sub will be a disregarded entity for U.S. federal income tax purposes.

Section 3.05 No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (a) the Organizational Documents of the Company, Merger Sub or Merger Sub General Partner, (b) any agreement, document or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on the Company or any its Subsidiaries (or its assets or properties), except, in the case of clause (b) and (c), any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.06 Validity of Company Shares. The Company Shares, when issued and delivered pursuant to the terms of this Agreement, will be duly authorized by the Company and will be validly issued by the Company, free and clear of all Liens created by the Company (other than Liens created by the charter of the Company, the Escrow Agreement, the Lock-up Agreement and/or this Agreement).

Section 3.07 Litigation. There is no action, suit or proceeding pending or, to the Company’s Knowledge, threatened against the Company or the Operating Partnership or any of their Subsidiaries which is reasonably expected to have a Company Material Adverse Effect or which challenges or impairs the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

Section 3.08 Broker. None of the Company nor any of its Subsidiaries nor any of their managers, members, partners, officers, directors or employees, to the extent applicable, has entered into any agreement with any broker, finder, or similar agent of any Person or firm that will result in the obligation of the WvF Parties or any of their Affiliates to pay any finder’s fees, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 3.09 No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Article III, the Company shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

Section 3.10 Consummation of Formation Transactions. As of the Effective Time, the closing of the Formation Transactions (pursuant to which the Company and the Operating Partnership will acquire interests in an initial portfolio of properties substantially consistent with the initial portfolio described in the Registration Statement filed with the SEC on October 3, 2014) other than the Mergers, will occur concurrently with the Merger Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE WvF PARTIES

Except as disclosed in the disclosure letter delivered to the Company by the WvF Parties on the date hereof (the “Disclosure Letter”), the WvF Parties jointly and severally hereby represent and warrant to the Company, which representations are true and correct as of the date hereof (or such other date specifically set forth below) and as of the Effective Time as if made again at that time (except to the extent that any representation or warranty only speaks as of a particular date, in which case it is true and correct as of such date):

Section 4.01 Organization; Authority.

(a) Each of WvF 1325 LP and WvF 712 LP is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby. Each of WvF 1325 LP and WvF 712 LP, has all requisite power and authority to enter into this Agreement and all agreements contemplated hereby to which it is party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its assets and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a WvF Material Adverse Effect.

(b) WvF 1325 GP is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. WvF 1325 GP has all requisite power and authority to enter into this Agreement and all agreements contemplated hereby to which it is party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a WvF Material Adverse Effect.

(c) USREHAG is a corporation duly incorporated, validly existing and in good standing under the Laws of Switzerland. USREHAG has all requisite power and authority to enter into this Agreement and all agreements contemplated hereby to which it is party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a WvF Material Adverse Effect.

(d) No WvF 1325 Party has any Subsidiary other than the Paramount-Managed Entities or the other WvF 1325 Party.

Section 4.02 Capitalization. Section 4.02 of the Disclosure Letter sets forth, as of the date hereof, a true, correct and complete description of the capitalization of each WvF 1325 Party as set forth in the books and records of such WvF 1325 Party. USREHAG, indirectly or directly, owns 100% of the equity interests in each WvF 1325 Party and has provided to the Company share certificates or other documentation evidencing such ownership. All of the issued and outstanding equity interests of each WvF 1325 Party are validly issued and are not subject to appraisal or dissenters or similar rights. There are no outstanding rights to purchase subscriptions, warrants, options or any other security convertible into or exchangeable for equity interests in any WvF 1325 Party.

Section 4.03 Due Authorization. The execution, delivery and performance of this Agreement by the WvF Parties and WvF 712 LP have been duly and validly authorized by all necessary action required of the WvF Parties and WvF 712 LP, respectively. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the WvF Parties and WvF 712 LP pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the WvF Parties and WvF 712 LP, respectively, each enforceable against the WvF Parties and WvF 712 LP, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

Section 4.04 Consents and Approvals. Except as shall have been satisfied on or prior to the Merger Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by any WvF Party or WvF 712 LP in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not have a WvF Material Adverse Effect.

Section 4.05 Tax Matters.

(a) Each WvF 1325 Party has timely filed, or will timely file, all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) on or prior to the Merger Closing Date in accordance with all applicable Laws. All such Tax Returns are correct and complete in all material respects, and each WvF 1325 Party has paid (or had paid on its behalf) all Taxes required to be paid by it on or prior to the Merger Closing Date (whether or not shown on such Tax Returns), and no deficiencies for any Taxes have been proposed, asserted or assessed in writing against any WvF 1325 Party, and no requests for waivers of the time to assess any such Taxes are pending and no such waivers have been granted.

(b) There are no Liens as a result of any unpaid Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets or property of any WvF 1325 Party, excluding, for the avoidance of doubt, any Liens on the assets of any Paramount-Managed Entity or any Liens arising as a result of a liability or obligation of any Paramount-Managed Entity.

(c) (i) Each of WvF 1325 LP and WvF 1325 GP is classified as an association taxable as a regular C corporation for U.S. federal income tax purposes, and (ii) no Governmental Authority responsible for the assessment or collection of Tax has challenged the treatment described in clause (i).

(d) There are no pending or, to the WvF Parties’ Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of income or material non-income Taxes of any WvF 1325 Party, or any matters pending or under discussion with any Governmental Authority with respect to income or non-income Taxes that could reasonably be considered to result in an additional liability for Taxes with respect to any WvF 1325 Party. No written claim has ever been made by any Governmental Authority in a jurisdiction where neither WvF 1325 Party files Tax Returns that either WvF 1325 Party is or may be subject to taxation by that jurisdiction.

(e) No WvF 1325 Party is or ever has been a party to or bound by, or could have any liability under, any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract or arrangement (other than commercial agreements entered into in the ordinary course of business, the principal purpose of which is not related to Taxes).

(f) None of the WvF 1325 Parties have any liability for Taxes of any person arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor.

(g) (i) The current and accumulated earnings and profits as of the close of its taxable year ending December 31, 2013 for U.S. federal income tax purposes (“Historic E&P”), of WvF 1325 GP were not more than $500,000 and of WvF 1325 LP were not more than $29,000,000, (ii) WvF 1325 GP has made distributions (which reduced its earnings and profits, if any, for U.S. federal income tax purposes) in 2014 prior to July 3, 2014 (exclusive of amounts distributed in a redemption of the equity interests of such entity) of at least $1,000,000 and WvF 1325 LP has made distributions (which reduced its earnings and profits, if any, for U.S. federal income tax purposes) in 2014 prior to July 3, 2014 (exclusive of amounts distributed in a redemption of the equity interests of such entity) of at least $29,600,000, and (iii) each of the WvF 1325 Parties will have cash or cash equivalents at least equal to the amount of their Post-2013 E&P at the time of the Mergers.

(h) The WvF Parties have entered into this Agreement for good and valid business reasons.

(i) The WvF 1325 Parties have entered into a co-management letter as contemplated by Section 1(c)(ii) of the July 3rd Agreement, and such co-management letter was validly executed and has not been revoked.

(j) Throughout 2014, the proportionate share of each WvF 1325 Party’s assets that is represented by the 1325 Venture has been equal to or greater than such proportionate share (as reflected in the Disclosure Letter) on the Merger Closing Date (disregarding for this purpose any cash and cash equivalents held by the WvF 1325 Parties).

(k) The amount of any distributions made or other amounts paid from and after July 3, 2014 to the Equity Holders by the WvF 1325 Parties prior to the Mergers shall not exceed the lesser of (i) the sum of (w) $7 million and (x) the amount of distributions made after the date hereof by the Paramount-Managed Entities in respect of the WvF 1325 Parties’ direct or indirect interest in the Paramount-Managed Entities and (ii) sixty percent (60%) of the sum of (y) the value of the Contributed Equity Value plus (z) the amount of such distributions made or other amounts paid. The WvF 1325 Parties have not made any distributions, or paid other amounts, to the Equity Holders from and after the date on which the roadshow resulting in the successful completion of the IPO begins.

(1) The Equity Holders have no plan or intention to sell, exchange or transfer Equity Interests for consideration other than Company Common Stock, in contemplation of the Mergers, to the Company (or any party related to the Company) or to sell, exchange or transfer any Company Common Stock received in the Mergers to the Company (or any party related to the Company).

(m) The Equity Holders have not entered into an agreement to sell any Company Common Stock.

(n) The WvF 1325 Parties’ interests in the 1325 Venture reflected in the Disclosure Letter have been continuously owned by the WvF 1325 Parties since December 22, 1998.

(o) The WvF 1325 Parties have not agreed to assume, nor will assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of the Equity Holders in connection with or as part of the Mergers.

(p) There is no intercorporate indebtedness existing between the Company (or any of its Subsidiaries) and a WvF Party that was issued, acquired or settled prior to the Effective Time at a discount or, to the best knowledge of the WvF Parties, will be settled after the Effective Time at a discount (it being understood, for the avoidance of doubt, that this representation shall not apply to the incentive fee described in Section 2.01 (b)(iii)).

(q) Tax Returns filed by the WvF Parties have been filed in a manner consistent with the Tax information, including Schedules K-1, provided to the WvF Parties with respect to their direct and indirect interests in the Paramount-Managed Entities by such entities, the Otto Parties (as defined in the July 3rd Agreement) or PGI Delaware or their Affiliates.

(r) No part of the Merger Consideration will be received by an Equity Holder as a creditor, employee or in any capacity other than as a shareholder or partner of a WvF 1325 Party.

(s) Any liabilities of a WvF 1325 Party assumed by the Company, and liabilities to which the transferred assets of a WvF 1325 Party will be subject (excluding, for the avoidance of doubt, any liabilities of a Paramount-Managed Entity), were incurred by such WvF 1325 Party in the ordinary course of business.

(t) To the WvF Parties’ Knowledge, the von Finck family members, entities controlled by the von Finck family members, the WvF Parties and their Affiliates (such Persons, “WvF-Related Entities”) do not own, directly or indirectly, 10% or more of the total combined voting power, or 10% or more of the total value, of the outstanding equity interests in Allianz SE within the meaning of Section 856(d)(2)(B) of the Code, taking into account the constructive ownership rules prescribed by Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.

Section 4.06 No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (a) the Organizational Documents of any WvF Party or WvF 712 LP, (b) any agreement, document or instrument to which any WvF 1325 Party is a party or by which any WvF 1325 Party is bound (assuming the existing indebtedness of the 1325 Venture has been repaid) or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on any WvF 1325 Party (or its assets or properties), except, in the case of clause (b) and (c), any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a WvF Material Adverse Effect.

Section 4.07 Solvency. Each WvF 1325 Party and WvF 712 LP has been and will be solvent at all times prior to the Mergers. No bankruptcy or similar insolvency proceeding has been filed or is currently contemplated by any WvF 1325 Party or WvF 712 LP.

Section 4.08 Litigation As of the date hereof, there is no action, suit or proceeding pending or, to the WvF Parties’ Knowledge, threatened against any WvF 1325 Party or WvF 712 LP which, if adversely determined, would, individually or together with all such other actions, reasonably be expected to have a WvF Material Adverse Effect. As of the date hereof, there is no action, suit or proceeding pending or, to the WvF Parties’ Knowledge, threatened against any WvF 1325 Party or WvF 712 LP which challenges or impairs the ability of any WvF 1325 Party or WvF 712 LP to execute or deliver, or perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4.09 Holding Period. The WvF 1325 Parties acknowledge that they have been advised, and they have advised the Equity Holders, that the Company Shares issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable U.S. federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the WvF 1325 Parties understand that, and have informed the Equity Holders that, the Company has no obligation or intention to register any of the Company Shares. Accordingly, the Equity Holders may have to bear indefinitely, the economic risks of an investment in such Company Shares and a notation shall be made in the appropriate records of the Company indicating that the Company Shares are subject to restrictions on transfer.

Section 4.10 Investments. The WvF Parties acknowledge that the Company intends the offer and issuance of Company Shares to the Equity Holders as Merger Consideration to be exempt from registration under the Securities Act and applicable state securities laws and that the Company’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties contained herein. In furtherance thereof, the WvF Parties represent and warrant to the Company as follows:

(a) Each Equity Holder is an Accredited Investor.

(b) Each of the Equity Holders is acquiring the Merger Consideration solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any thereof in violation of the securities Laws.

(c) Each of the Equity Holders acknowledges that the Merger Consideration has not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or an exemption from registration is available.

Section 4.11 Broker. No WvF Party, nor any of their respective managers, members, partners, officers directors or employees, to the extent applicable, has entered into any agreement with any broker, finder, or similar agent of any Person or firm that will result in the obligation of the Company or the Operating Partnership or any of their Affiliates or any of the WvF 1325 Parties, to pay any finder’s fees, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 4.12 Assets and Liabilities. As of the Effective Time, (a) the assets set forth in Section 4.12 of the Disclosure Letter as being owned by each WvF 1325 Party (the “WvF Assets”) are the only assets owned by such WvF 1325 Party and are owned free and clear of all Liens and (b) except as set forth on Section 4.12 of the Disclosure Letter, none of the WvF 1325 Parties has any liabilities or obligations of any nature, whether accrued, absolute, contingent, unasserted or otherwise; excluding, in each case, (w) Liens or liabilities for taxes not yet due and payable, (x) any liability or obligation, or any Lien arising as a result of a liability or obligation, of any Paramount-Managed Entity, (y) any tax assets, including net operating loss carryforwards and passive loss carryforwards, and (z) the amounts of cash that will be held by the WvF 1325 Parties at the Effective Time and included in the amounts used to calculate the WvF 1325 GP Cash Amount and WvF 1325 LP Cash Amount.

Section 4.13 Employees. None of the WvF 1325 Parties has any employees.

Section 4.14 No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Article IV, the WvF Parties shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

ARTICLE V

INDEMNIFlCATION

Section 5.01 Company Indemnification. Subject to the indemnification limitations set forth in this Agreement, from and after the Merger Closing Date, the Company shall indemnify and hold harmless each Equity Holder and its officers, employees, partners, members, agents, representatives and Affiliates (each of which is a “WvF Indemnified Party”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds, but excluding in all cases consequential or punitive damages (collectively, “Losses”) in excess of the greater of (i) 1.5% of the Contributed Equity Value or (ii) $250,000, in each case in the aggregate, arising out of or relating to, asserted against, imposed upon or incurred by the WvF Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Company contained in this Agreement or in any schedule, exhibit, certificate or affidavit or any other document delivered by the Company or Merger Sub pursuant to this Agreement; provided, however, that the Company shall not have any obligation under this Section 5.01 to indemnify any WvF Indemnified Party against any Losses to the extent that such Losses arise by virtue of the WvF Parties’ breach of this Agreement, gross negligence, willful misconduct or fraud. Any indemnification payment made by the Company pursuant to this Section 5.01 shall be made to the applicable WvF Indemnified Party in shares of Company Common Stock, the number of which shall equal the dollar value of the indemnification payment divided by the price of a share of Company Common Stock as of the date of such indemnification payment.

Section 5.02 WvF Alternative Indemnification. Subject to the indemnification limitations set forth in this Agreement, including, without limitation, Section 5.07(a)(ii), from and after the Merger Closing Date, the Indemnity Holdback Amount shall be used to indemnify and hold harmless the Company, Merger Sub, Merger Sub General Partner and the Operating Partnership and each of their respective directors, officers, employees, agents, representatives and Affiliates (each of which is a “Company Indemnified Party”) from and against any and all Losses in excess of the greater of (i) 1.5% of the Contributed Equity Value or (ii) $250,000, in each case in the aggregate, arising out of or relating to, asserted against, imposed upon or incurred by such Company Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the WvF Parties contained in this Agreement (including, for the avoidance of doubt, any representation or warranty set forth in Section 4.05, but other than Section 4.05(g), which are addressed in Section 7.02) or in any schedule, exhibit, certificate or affidavit or any other document delivered by any WvF Party pursuant to this Agreement; provided, however, that the WvF Parties shall not have any obligation under this Section 5.02, and the Indemnity Holdback Amount shall not be used, to indemnify any Company Indemnified Party against any Losses to the extent that such Losses arise by virtue of the Company’s breach of this Agreement, gross negligence, willful misconduct or fraud. In addition, to the extent that any OP Units that the Surviving Entity, as successor to the WvF 1325 Parties (or the Surviving Entity’s successor in interest, if applicable), has received in connection with the Formation Transactions with respect to the interests in Fund I or Fund III held directly or indirectly by the WvF 1325 Parties at the Effective Time, are paid to the Operating Partnership in order to satisfy indemnification obligations to which such OP Units are subject in connection with the Operating Partnership’s acquisition of the assets of Fund I and Fund III in the Formation Transactions, the Company will be entitled to receive a number of shares of Company Common Stock from the Indemnity Holdback Amount equal to such number of OP Units paid to the Operating Partnership in order to indemnify the Company for the loss of such OP Units.

Section 5.03 Notice of Claims At the time when any WvF Indemnified Party or Company Indemnified Party, as applicable (as applicable, an “Indemnified Party”) learns of any potential claim (a “Claim”) under this Article V that is asserted against the Indemnified Party that is subject to indemnification by the Company or in respect of the WvF Parties from the Indemnity Holdback Amount, as applicable, under this Article V (as applicable, the “Indemnifying Party”), such Indemnified Party will promptly give written notice (a “Claim Notice”) to the Indemnifying Party (or in the case of the Company Indemnified Parties, to the Equity Holders’ Representative); provided that failure to do so shall not prevent recovery under this Agreement, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such Claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by Law, the Indemnified Party shall deliver to the Indemnifying Party (or in the case of the Company Indemnified Parties, to the Equity Holders’ Representative), promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to a Third Party Claim (defined below), and failure to do so shall prevent recovery under this Agreement to the extent that the Indemnifying Party shall have been materially prejudiced by such failure.

Section 5.04 Third Party Claims. The Indemnifying Party (through the Equity Holders’ Representative in the event the Indemnified Party is a Company Indemnified Party) shall be entitled, at its own expense, to assume and control the defense of any Claims based on claims asserted by third parties (“Third Party Claims”), through counsel chosen by the Indemnifying Party (or in the case of the Company Indemnified Parties, by the Equity Holders’ Representative), if it gives written notice of its intention to do so to the Indemnified Parties within thirty (30) days of the receipt of the applicable Claim Notice; provided, however, that the Indemnified Parties may at all times participate in such defense at their expense; provided, further, that if any such Third Party Claim relates to Taxes of a WvF 1325 Party or a Company Indemnified Party, then, notwithstanding anything in this Agreement to the contrary, the Company (or a Subsidiary of the Company) shall have the right to control any such Third Party Claim. Without limiting the foregoing, in the event that the Indemnifying Party exercises the right to undertake any such defense against a Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party (unless prohibited by Laws), at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. No compromise or settlement of such Third Party Claim may be effected by either the Indemnified Party, on the one hand, or the Indemnifying Party (or in the case of the Company Indemnified Parties, the Equity Holders’ Representative), on the other hand, without the other’s consent (which shall not be unreasonably withheld or delayed) unless (a) there is no finding or admission of any violation of Laws and no effect on any other claims that may be made against such other party, (b) each Indemnified Party that is party to such claim is released from all liability with respect to such claim and (c) such claim does not relate to Taxes.

Section 5.05 Survival of Representations and Warranties. Except as set forth in Article VII, all representations and warranties of the WvF Parties in Article IV and the Company in Article III, as applicable, shall survive after the Merger Closing until the first anniversary of the Merger Closing Date (the “Expiration Date”). If written notice of a Claim in accordance with the provisions of Section 5.03 has been given prior to the Expiration Date, then the relevant representation and warranty shall survive, but only with respect to such specific Claim, until such Claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date may not thereafter be asserted and shall forever be waived.

Section 5.06 Establishment of Indemnity Holdback Escrow. On the Merger Closing Date, the Company will deposit the Indemnity Holdback Amount with the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement.

Section 5.07 Exclusive Remedy.

(a) Except as set forth in Article VII, (i) the sole and exclusive remedy for Company Indemnified Parties for any breach, misrepresentation or other matters relating to or arising in connection with this Agreement and any of the agreements, documents or instruments executed and delivered in connection herewith and any of the transactions contemplated hereby shall be indemnification pursuant to the provisions of this Article V and (ii) the WvF Parties shall not be liable or obligated to make payments under this Agreement to the extent such payments in the aggregate exceed the Indemnity Holdback Amount.

(b) Except as set forth in Article VII, (i) the sole and exclusive remedy for WvF Indemnified Parties for any breach, misrepresentation or other matters relating to or arising in connection with this Agreement and any of the agreements, documents or instruments executed and delivered in connection herewith and any of the transactions contemplated hereby shall be indemnification pursuant to the provisions of this Article V and (ii) the Company shall not be liable or obligated to make payments under this Agreement to the extent such payments in the aggregate exceed the dollar amount obtained by multiplying the number of Company Shares included in the Indemnity Holdback Amount by the Price to the Public.

Section 5.08 Tax Treatment. All indemnity payments made under this Agreement shall be treated as adjustments to the consideration paid hereunder for U.S. federal income tax purposes, unless otherwise required by applicable Laws.

ARTICLE VI

COVENANTS; ADDITIONAL AGREEMENTS

Section 6.01 Covenants of the WvF Parties. The WvF Parties agree that between the date of this Agreement and the Effective Time, or the date (if any) on which this Agreement is terminated pursuant to Section 2.03, the WvF Parties shall not:

(a) transfer or otherwise dispose of all or any portion of (i) their interests in the 1325 Venture, (ii) any other WvF Assets to the extent that such transfer or disposal would cause the representation set forth in Section 4.12 to be untrue as of the Effective Time or (iii) with respect to WvF 1325 GP, the Merger Consideration it receives or is entitled to receive in connection with the Merger of WvF 1325 LP;

(b) mortgage, pledge, hypothecate, encumber (or permit to become encumbered) all or any portion of their interests in the 1325 Venture or any other WvF Assets; or

(c) enter into any written agreement, contract, commitment or arrangement to do any of the foregoing.

Section 6.02 Covenants of the Company. The Company agrees, upon or after (as applicable) the Effective Time:

(a) that if the IPO does occur, (i) the Company and the Operating Partnership will acquire interests in an initial portfolio of properties substantially consistent with the initial portfolio described in the Registration Statement filed with the SEC on October 3, 2014 and, immediately following the IPO Closing and use of proceeds therefrom, will have a pro forma debt to total equity leverage ratio materially consistent with the ratio of debt to total equity calculated based on the pro forma financial information set forth in the Registration Statement filed with the SEC on October 3, 2014, and (ii) the IPO Closing shall occur concurrently with the Merger Closing;

(b) for a period of two (2) years following the Effective Time, to operate the Property as an office building, either directly or, provided the Company holds at least one-third of the economic interests in the Operating Partnership, through the Operating Partnership and entities that are disregarded from the Operating Partnership for U.S. federal income tax purposes;

(c) for as long as USREHAG or its Affiliates own stock of the Company or OP Units in the Operating Partnership, and upon the reasonable request of the WvF Parties, communicate to such requesting party as promptly as practicable the number of shares of Company Common Stock that are outstanding as of the time of the such request;

(d) to appoint the von Finck Designee to the Advisory Board effective at the IPO Closing in accordance with the terms of the Advisory Board Appointment and cause the Advisory Board to act in accordance with Exhibit B; and

(e) that the Company shall indemnify and hold harmless the present and former directors and officers of the WvF 1325 Entities (collectively, the “Indemnified D&O”) in respect of acts or omissions thereof occurring at or prior to the Effective Time for which, and to the same extent to which, indemnification with respect to such acts or omissions would be provided to a General Partner (as defined in the 1325 Partnership Agreement) by the 1325 Venture under Section 8.6 of the 1325 Partnership Agreement, to the fullest extent permitted by applicable Laws. The rights of each Indemnified D&O under this Section 6.02(e) shall be in addition to any rights such Person may have under the Organizational Documents of the Company or any of its Affiliates or under applicable Laws. These rights shall be enforceable by each Indemnified D&O.

Section 6.03 Access to Information; Confidentiality. The parties hereto will cooperate in good faith to allow access to all diligence materials reasonably requested by any of such parties, including, without limitation (a) materials relevant to evaluating the treatment of the Mergers as tax-free reorganizations for U.S. federal income tax purposes, and (b) materials relevant to evaluating the earnings and profits as determined for U.S. federal income tax purposes of the WvF 1325 Parties immediately prior to the Mergers.

Section 6.04 Equity Holders’ Representative. The WvF Parties hereby appoint USREHAG as the representative for the Equity Holders (the “Equity Holders’ Representative”), and the Equity Holders’ Representative shall have the authority to take the actions provided herein on behalf of the Equity Holders subsequent to the Merger Closing.

Section 6.05 Tax Covenants.

(a) The WvF Parties shall provide the Company and Merger Sub with such reasonable cooperation and information relating to the WvF 1325 Parties as the Company or Merger Sub, as applicable, reasonably requires in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any liability for Taxes or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes or (iv) performing Tax diligence, including with respect to the impact of the transactions contemplated herein on the Company’s qualification as a REIT for U.S. federal income Tax purposes and the qualifications of the Mergers as reorganizations under Section 368(a) of the Code. The parties shall provide access to the materials referred to in Section 6.03.

(b) The Company or, at the Company’s discretion, Merger Sub or another direct or indirect Subsidiary of the Company shall be responsible for the prosecution of any claim or audit instituted after the Merger Closing Date with respect to Taxes of the WvF 1325 Parties attributable to any taxable period, or portion thereof, ending on or before the Merger Closing Date, provided, that the Equity Holders may participate at their own expense and the Company shall cooperate with the Equity Holders in the conduct of any such audit or proceeding or portion thereof.

(c) The Equity Holders’ Representative shall timely file or cause to be timely filed when due all Tax Returns of the WvF 1325 Parties required to be filed on or prior to the Merger Closing Date and shall pay or cause to be paid all Taxes shown due thereon. The Company or Merger Sub, as applicable, (i) shall timely file, or cause to be timely filed, when due all Tax Returns of the WvF 1325 Parties required to be filed on or after the Merger Closing Date relating to Pre-Closing Tax Periods, (ii) shall prepare and file any such income Tax Returns described in the preceding clause (i) on a basis consistent with the information delivered by the Equity Holders’ Representative pursuant to the immediately succeeding sentence, (iii) shall deliver, at least thirty (30) days prior to the due date (taking into account any extension) for the filing of any such income Tax Returns to the Equity Holders’ Representative for the Equity Holders’ Representative’s review a draft of such Tax Returns and (iv) shall consider in good faith all reasonable comments of the Equity Holders’ Representative on such income Tax Returns. To the extent any income Tax Returns described in the immediately preceding sentence reflect transactions undertaken by the WvF 1325 Parties and their Affiliates in order to comply with the WvF 1325 Parties’ obligations under Section 6.05(g) the Equity Holders’ Representative (i) shall have the right to determine the manner in which such transactions, and any tax items resulting from such transactions, shall be reflected on such Tax Returns, provided such positions are reasonably consistent with applicable Law, (ii) shall promptly deliver to the Company or the Surviving Entity, upon the reasonable request of either the Company or the Surviving Entity (and in no event shall deliver later than sixty (60) days prior to the due date (taking into account any extension) for the filing of any such income Tax Returns), for the Company’s or the Surviving Entity’s review information indicating the manner in which such transactions described in clause (i) of this sentence will be reflected on such Tax Returns and (iii) shall consider in good faith all reasonable comments of the Company or the Surviving Entity regarding such information. The Equity Holders’ Representative shall cause payment to the Company or the Surviving Entity of the amounts due on any Tax Returns filed pursuant to the second sentence of this Section 6.05(c) upon the earlier of (i) at least five (5) days before the applicable due date for the filing of such income Tax Return (taking into account extensions) or (y) the date the Company or the Surviving Entity actually files such income Tax Return, it being understood, for the avoidance of doubt, that the Equity Holders’ Representative shall not be required to pay any Tax liability pursuant to this sentence arising from the Mergers’ failing to qualify as “reorganizations” within the meaning of Section 368(a) of the Code. All such Tax Returns (including, for the avoidance of doubt, any amended Tax Returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Laws. For the avoidance of doubt, any failure by the Company or the Surviving Entity to file a Tax Return relating to a Pre-Closing Tax Period shall not relieve WvF 712 LP of any obligation to indemnify a Company Indemnified Party for Taxes except to the extent of any additional Losses directly caused by such failure. In order to apportion appropriately any Taxes relating to a Straddle Period, the portion of any Taxes that are allocable to the Pre-Closing Tax Period shall be: (x) in the case of Taxes that are imposed on a periodic basis (and not based on invoices, receipts, sales or payments), deemed to be the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Merger Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period, and (y) in the case of Taxes not described in clause (x) (such as Taxes that are income Taxes, sales or use Taxes, employment Taxes, withholding Taxes or other Taxes imposed in connection with any sale or other transfer or assignment of property), deemed equal to the amount that would be payable if the taxable year or period ended and the books closed at the close of the Merger Closing Date.

(d) Following the Merger Closing, to the extent that USREHAG has provided a FIRPTA Notice pursuant to Section 2.01(b)(iv)(A) instead of cash sufficient to fund withholding pursuant to Section 2.01(b)(iv)(B), USREHAG shall provide the Company with evidence satisfactory to the Company that USREHAG has complied with the requirements of Temporary Treasury Regulations Section 1.897-5T(d)(l)(iii), as modified by IRS Notice 89-57, with respect to the Mergers.

(e) Within 20 days after the Closing, the Company shall submit to the IRS any FIRPTA Notices provided to it pursuant to Section 2.01(b)(iv)(A), in accordance with the requirements of Treasury Regulation Section 1.1445-2(d)(2)(i)(B).

(f) In the event that any of the WvF Parties or the Company receives an opinion from a nationally recognized tax counsel that it is either “as likely as not” or “more likely than not” that either of the Mergers will not be considered a tax-free reorganization for U.S. federal income tax purposes, such party shall promptly provide notice of the receipt of such opinion to the other parties to this Agreement.

(g) Immediately prior to, and through, the Merger Closing, the WvF 1325 Parties will hold all of the WvF Owners’ then-direct and indirect interests in Fund I and Fund III (or the consideration received with respect to such interests in the Formation Transactions).

(h) USREHAG shall (i) cause to be timely paid any New York City and New York State real property transfer taxes payable by the Equity Holders or the WvF 1325 Parties as a result of, or in connection with, the Mergers (other than the 1633 Broadway Transfer Tax) (collectively, the “New York Transfer Taxes”); provided, that the parties hereto acknowledge and agree that such amount of New York Transfer Taxes payable shall reflect the Company’s status as a REIT; (ii) timely and properly file, with the Company’s cooperation, all Tax Returns with respect to such New York Transfer Taxes; and (iii) provide evidence satisfactory to the Company of such payment and filing. If the actual amount of New York Transfer Taxes (expressly excluding any increase in New York Transfer Taxes payable in connection with the Mergers due to any subsequent direct or indirect transfers or dispositions by USREHAG or its Affiliates of Company Common Stock issued as Merger Consideration) owed by the Equity Holders is less than the dollar amount used to calculate the WvF Transfer Tax Amount, then, promptly after payment of such amount is made or caused to be made by USREHAG or is due (if payment is not made by the due date), USREHAG shall pay the amount of such difference to the Company. If the actual amount of New York Transfer Taxes (expressly excluding any increase in New York Transfer Taxes payable in connection with the Mergers due to any subsequent direct or indirect transfers or dispositions by USREHAG or its Affiliates of Company Common Stock issued as Merger Consideration) owed and actually paid by the Equity Holders is greater than the dollar amount used to calculate the WvF Transfer Tax Amount, then, promptly after payment of such amount is made or caused to be made by USREHAG (subject to USREHAG’s obligation to provide evidence satisfactory to the Company of such payment and filing), the Company shall issue shares of Company Common Stock to USREHAG, the number of which shall equal the dollar amount of such excess amount divided by divided by the price of a share of Company Common Stock as of the date of such payment. USREHAG shall use commercially reasonable efforts not to materially overpay the New York Transfer Taxes, and notwithstanding anything to the contrary contained herein, prior to such payment, the Company shall have the right to review and approve (which approval shall not be unreasonably withheld, conditioned or delayed) the amount of such payment. In addition, USREHAG shall cause any refund of the New York Transfer Taxes to be paid to the Company promptly after receipt of such refund.

(i) USREHAG assumes the responsibility to pay or cause to be paid the 1633 Broadway Transfer Tax. At the Merger Closing, USREHAG shall pay (or cause to be paid) the sum of $360,000 (the “Estimated 1633 Transfer Tax Amount”) to the Company as an estimate of the 1633 Broadway Transfer Tax, and the Company shall timely pay the 1633 Broadway Transfer Tax and timely and properly file all Tax Returns with respect to the 1633 Broadway Transfer Tax. If the 1633 Broadway Transfer Tax exceeds $360,000, upon written demand by the Company, USREHAG shall wire or caused to be wired, immediately available U.S. funds in the amount of such excess amount to an account designated by the Company. Promptly after receipt by the Company of the aforementioned wire transfer of such excess amount, the Company shall issue shares of Company Common Stock to USREHAG, the number of which shall equal the dollar amount of such excess amount divided by the price of a share of Company Common Stock as of the date of such payment.

(j) If the WvF 1325 Parties have not received, prior to the Merger Closing Date, U.S. income tax refunds relating to the carryback of net operating losses to the 2009 and 2010 taxable years of the WvF 1325 Parties (which refunds have been applied for prior to the date hereof) (the amount of such refunds, in the aggregate, the “Tax Refund”), then any obligation of the Equity Holders’ Representative to pay any Tax liability pursuant to the fourth sentence of Section 6.05(c) or of WvF 712 LP to indemnify for Losses pursuant to Section 7.02(a) shall be offset, without duplication, by an amount equal to all or a portion of the

Tax Refund received by the Company or the Surviving Entity after the Merger Closing Date and prior to the time such Tax liability or indemnification payment is required to be paid, to the extent such Tax Refund has not been previously applied to offset a Tax liability or indemnification payment pursuant to this Section 6.05(i); provided, however, that for the avoidance of doubt, if any such Tax Refund that reduced a Tax liability or indemnity under Section 6.05(c) or 7.02(a), as applicable, is subsequently reversed by a Governmental Authority, the amount of such reversal shall constitute a Tax liability subject to the indemnity obligations of WvF 712 LP under Section 7.02(a).

Section 6.06 Commercially Reasonable Efforts By the Company and the WvF Parties. Each of the Company, Merger Sub and the WvF Parties shall use commercially reasonable efforts and cooperate with each other in (a) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Laws or from any Governmental Authority or third party) in connection with the transactions contemplated by this Agreement, and (b) promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations. In addition, upon the reasonable request of the Company in the event that the IPO Closing is anticipated to occur in 2015, the WvF 1325 Parties will use commercially reasonable efforts to cooperate with the Company to confirm, a reasonable amount of time prior to the date on which the roadshow for the IPO begins, the amounts of cash that will be held by the WvF 1325 Parties at the Effective Time and included in the amounts used to calculate the WvF 1325 GP Cash Amount and WvF 1325 LP Cash Amount.

Section 6.07 Transfer Agency and Service Agreement. None of the redacted provisions contained in the copy of the Transfer Agency and Service Agreement (the “TA Agreement”) by and among the Company, the Operating Partnership, Computershare Trust Company, N.A. and Computershare Inc. provided to the WvF Parties on or prior to the date hereof shall impose any additional obligations or restrictions on the WvF Parties except as expressly contemplated by this Agreement and the unredacted provisions, nor shall such redacted provisions be deemed to amend, modify or otherwise alter the unredacted provisions of the TA Agreement, this Agreement, the Share Purchase Agreement or any other documents, agreements and transactions contemplated hereby or thereby.

ARTICLE VII

TAX INDEMNIFlCATION

Section 7.01 Company Tax Indemnification. Subject to the limitations on indemnification set forth in this Agreement, the Company shall indemnify and hold harmless the WvF Indemnified Parties against any Losses, arising out of or relating to, asserted against, imposed upon or incurred by such WvF Indemnified Party in connection with or as a result of (a) any breach of any representation or warranty contained in Section 3.04(b), (b) any breach of the covenant contained in Section 6.02(b) and (c) Taxes owed by the WvF Indemnified Parties resulting from the failure of the 5% Ownership Condition to be satisfied if the information provided in the certification delivered pursuant to Section 2.01(c)(iv)(B) was inaccurate and the 5% Ownership Condition would have been satisfied on the basis of the information actually provided in such certification; provided, however, that the Company’s indemnification obligations under clauses (a) and (b) above with respect to such breaches shall be limited to Taxes, interest and penalties incurred by USREHAG with respect to the Mergers not being treated as tax-free reorganizations under Section 368(a) of the Code as a result of a failure of the “continuity of business enterprise” requirement described in Treasury Regulations Section 1.368- 1(d). The obligation to indemnify under this Section 7.01 shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

Section 7.02 WvF Tax Indemnification.

(a) Subject to the limitations set forth herein, WvF 712 LP shall indemnify and hold harmless the Company Indemnified Parties against any Losses arising out of or relating to, asserted against, imposed upon or incurred by such Company Indemnified Party in connection with or as a result of:

(i) a breach of any representation and warranty contained in Section 4.12 regarding the assets owned by the WvF 1325 Parties;

(ii) any Taxes of the WvF Parties for any Pre-Closing Tax Period, including, for the avoidance of doubt, withholding obligations, interest, penalties and related costs, and also including for this purpose any New York Transfer Tax payable pursuant to Section 6.05(h), 1633 Broadway Transfer Tax payable pursuant to Section 6.05(i) or increase in such transfer Taxes payable in connection with the Mergers or any subsequent direct or indirect transfers or dispositions by USREHAG or its Affiliates of Company Common Stock issued as Merger Consideration; provided, however, the Company Indemnified Parties will not be indemnified under this clause (ii) for any corporate-level Taxes of the WvF 1325 Parties (including interest, penalties and related costs) arising from the Mergers failing to qualify as “reorganizations” within the meaning of Section 368(a) of the Code;

(iii) any withholding obligations (including interest, penalties and related costs) of the Company with respect to any of the WvF Parties or Equity Holders arising in connection with the payment of the Merger Consideration; provided that, if the Equity Holders have delivered FIRPTA Notices in accordance with Section 2.01(b)(iv)(A), the Company shall not be indemnified for any withholding imposed under Section 1445 of the Code to the extent such withholding is a result of its failure to comply with its obligations under Section 6.05(e); and

(iv) a breach of any representation or warranty contained in Section 4.05(g).

(b) The obligations of WvF 712 LP to indemnify and hold harmless the Company Indemnified Parties pursuant to this Section 7.02 shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof), provided, however, that the indemnification obligation pursuant to Section 7.02(a)(iv) shall survive for a period of five (5) years after the IPO Closing.

(c) The following limitations shall apply to the indemnification obligations under this Section 7.02 and under Section 5.02:

(i) The Losses covered under Section 7.02(a) shall be offset by the Tax Refund, if any, as set forth in Section 6.05(i).

(ii) The Losses covered under Section 7.02(a)(iv) shall be limited to E&P Damages, and the aggregate liability under Section 7.02(a)(iv) shall be no greater than the sum of (x) the aggregate amount by which the Historic E&P of each WvF 1325 Party exceeds the amount of distributions (exclusive of amounts distributed in a redemption of the equity interests of such entity) made by such entity in 2014 prior to July 3, 2014 and (y) the aggregate amount of the excess of the Post-2013 E&P not distributed by each WvF 1325 Party over the amount of cash and cash equivalents held by such WvF 1325 Party at the time of the Mergers (assuming for this purpose that distributions made in 2014 prior to July 3, 2014 first reduce Historic E&P (to the extent thereof) rather than Post-2013 E&P), in each case, together with all interest and penalties.

(iii) WvF 712 LP shall not be required to indemnify against any Losses under Section 7.02(a)(i)-(iv) above, and the Indemnity Holdback Amount shall not be used to indemnify the Company for any Taxes or other damages pursuant to Section 5.02, to the extent such Losses result from any inaccuracy or proposed adjustment with respect to Tax information provided to the WvF Parties with respect to their direct and indirect interests in the Paramount-Managed Entities by such entities, the Otto Parties (as defined in the July 3rd Agreement) or PGI Delaware or their Affiliates.

(d) In case of an inconsistency between this Section 7.02 and Article V, this Section 7.02 shall control.

(e) The indemnification notice and claim procedures set forth in Section 5.03 shall apply to the indemnification obligations set forth herein, provided, however that notice shall be given to WvF 712 LP rather than the Equity Holders’ Representative.

(f) Notwithstanding anything herein to the contrary, the representations and warranties of the WvF Parties set forth in Section 4.12 shall survive after the Merger Closing until the second anniversary of the Merger Closing Date (the “Second Anniversary”). If written notice of a claim for indemnification pursuant to Section 7.02(a)(i) has been given prior to the Second Anniversary in accordance with the provisions of Section 7.02(e), then the relevant representation and warranty shall survive, but only with respect to such specific claim, until such claim has been finally resolved. Any claim for indemnification pursuant to Section 7.02(a)(i) not so asserted in writing by the Second Anniversary may not thereafter be asserted and shall forever be waived. Furthermore, notwithstanding anything herein to the contrary, the maximum liability of WvF 712 LP pursuant to Section 7.02(a)(i) shall be the Contributed Equity Value and WvF 712 LP shall not be liable for any amounts in excess of the Contributed Equity Value pursuant to Section 7.02(a)(i).

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after being sent by a nationally recognized overnight courier or (d) transmitted by facsimile if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

Address of the Company:	Paramount Group, Inc. 1633 Broadway, Suite 1801 New York, New York 10019 Facsimile: (212) 237-3197 Attn: General Counsel

Address of the WvF Parties and	c/o Wilhelm von Finck Hauptverwaltung GmbH
WvF 712 LP:	Gut Keferloh 85630 Grasbrunn Federal Republic of Germany Facsimile: 49-89-456963-59 Attn: Günter Koller with a copy to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Facsimile: (212) 701-5136 Attn: Thomas Patrick Dore, Jr.

Section 8.02 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “5% Ownership Condition” means a condition which is satisfied only if the sum of (w) the shares of Company Common Stock delivered to USREHAG as Merger Consideration, (x) the shares of Company Common Stock, if any, delivered to the WvF Purchaser pursuant to the Share Purchase Agreement, (y) the shares of Company Common Stock, if any, purchased by the WvF Purchaser in the IPO pursuant to the order contemplated by clause (2) of the proviso in Section 2.01(c)(iv)(A) and actually delivered to the WvF Purchaser on the Merger Closing Date (the “IPO Shares”) and (z) the Fund V Shares, exceeds five percent (5%) of the Total Number of Shares.

(b) “1325 Partnership Agreement” means the Limited Partnership Agreement of 1325 Avenue of the Americas, L.P., dated as of December 22, 1998, by and among 1325 Rental GP, L.L.C., Cosmos Rental Investments, Inc., MRI-1325 Rental, LLC, Marathon Associates, L.P., Arcade Associates, L.P., Arcade Rental Investments, Inc., WvF 1325, Inc., and WvF 1325, L.P., as amended.

(c) “1633 Broadway” means the land and building located at 1633 Broadway, New York, New York.

(d) “1633 Broadway Transfer Tax” means the sum of (i) the product of (x) the 1633 Broadway WvF Interest Change and (y) the New York City and New York State real property transfer taxes payable by the Company and/or the Operating Partnership as a result of the transfer of 100% of the interests in 1633 Broadway in connection with the Mergers and the Formation Transactions (expressly excluding any increase in such transfer taxes payable due to any concurrent or subsequent direct or indirect transfers or dispositions by any Persons of Company Common Stock or interests in the Operating Partnership issued in the Formation Transactions and before giving effect to any reduction in such transfer taxes as a result of the transfer being a conveyance to effectuate a mere change of identity or form of ownership or organization to the extent the beneficial ownership remains the same under New York Tax Law section 1405(b)(6) and N.Y.C. Administrative Code section 11-2106.b.8.), plus (ii) any increase in the amount set forth in clause (i)(y) above as a result of any subsequent direct or indirect transfers or dispositions by USREHAG or its Affiliates of Company Common Stock issued as Merger Consideration.

(e) “1633 Broadway WvF Interest Change” means a percentage equal to the excess, if any, of (i) the product of (w) the share of capital of Fund I, expressed as a percentage, owned directly or indirectly by the WvF Owners and (y) the direct and indirect economic interest in 1633 Broadway, expressed as a percentage, owned by Fund I determined, in each case, immediately prior to the Formation Transactions, over (ii) the product of (y) the percentage of outstanding Company Common Stock owned directly or indirectly by the WvF Owners and (z) the direct and indirect economic interest in 1633 Broadway, expressed as a percentage, owned by the Company determined, in each case, immediately following the Merger Closing Date.

(f) “Accredited Investor” means an “accredited investor” within the meaning of Rule 501 (a) of Regulation D under the Securities Act.

(g) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(h) “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of New York.

(i) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

(j) “Company’s Knowledge” means the actual knowledge (without obligation to conduct due inquiry) of Albert Behler, Vito Messina, Daniel Lauer and Gage Johnson of the matter in question (and not their constructive or imputed knowledge).

(k) “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition or results of operations of the Company and the Operating Partnership and their Subsidiaries, taken as a whole, after giving effect to the Formation Transactions and the IPO.

(l) “Contributed Equity Value” means the amount equal to (i) the Merger Consideration multiplied by (ii) the Price to the Public.

(m) “E&P Damages” means any losses, damages, costs, increase in Taxes, excise Taxes, penalties, interest, interest payments or other borrowing costs or other expenses of the Company (including, without limitation, (A) any penalty imposed on the Company under Section 856(g)(5) of the Code, (B) any interest imposed on the Company under Treasury Regulations Section 1.857-11(c) with respect to a “qualified designated distribution,” (C) any increase in Taxes or excise Taxes (including any interest or penalties in connection therewith) of the Company for the Company failing to distribute all of its “REIT taxable income” (as defined in Section 857 of the Code) for a taxable year and (D) any reasonable interest expense or other reasonable borrowing costs associated with having to borrow money to make a distribution with respect to the earnings and profits of the WvF 1325 Parties).

(n) “Fund I” means Paramount Group Real Estate Fund I, L.P.

(o) “Fund II” means Paramount Group Real Estate Fund II, L.P.

(p) “Fund III” means Paramount Group Real Estate Fund III, L.P.

(q) “Fund V Core” means Paramount Group Real Estate Fund V (Core), L.P.

(r) “Fund V Shares” means the shares of Company Common Stock distributed (or for which the right to receive was distributed) by Fund V Core to the holder of the WvF Fund V Interest on or prior to the Merger Closing Date in connection with the Formation Transactions.

(s) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(t) “Guaranteed WvF 1325 Amount” means the number of shares of Company Common Stock equal to (x) $120,000,000 divided by (y) the Price to the Public.

(u) “Laws” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

(v) “Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

(w) “Minimum IPO Shares” means a number of shares of Company Common Stock equal to the lesser of (i) the excess of (x) 5.01% of the Total Number of Shares over (y) the sum of (I) the Merger Consideration that USREHAG has the right to receive under this Agreement, (II) the number of Fund V Shares and (III) the number of shares of Company Common Stock, if any, that WvF Purchaser becomes obligated to purchase on the Merger Closing Date pursuant to the Share Purchase Agreement, or (ii) $16,500,000 divided by the Price to the Public.

(x) “OP Units” means the limited partnership interests of Paramount Group Operating Partnership LP.

(y) “Organizational Documents” means with respect to any entity, the certificate of formation, limited liability company or operating agreement, partnership agreement, certificate of incorporation, bylaws, certificate of limited partnership agreement and any other governing agreement, as applicable.

(z) “Paramount Group Real Estate Funds” means Fund I, Fund II, Fund III and Fund V Core.

(aa) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(bb) “Post-2013 E&P” shall mean, with respect to either of the WvF 1325 Parties, as applicable, the current and accumulated earnings and profits of such WvF 1325 Party as determined for U.S. federal income tax purposes for the period beginning on January 1, 2014 and ending on the Merger Closing Date, provided that any positive earnings and profits accrued by such WvF 1325 Party with respect to such period that are attributable to such WvF 1325 Party’s direct and indirect interests in the 1325 Venture, Fund I, Fund II, Fund III and Fund V Core (the “Paramount-Managed Entities”) shall be included in Post-2013 E&P only to the extent that the Paramount-Managed Entities have made cash distributions (other than the 2014 Pro Rata Distribution) attributable to such WvF 1325 Party’s direct or indirect interest in the Paramount-Managed Entities equal to the amount of such positive earnings and profits.

(cc) “Pre-Closing Tax Period” means (i) any taxable period ending on or before the Merger Closing Date and (ii) the portion of any Straddle Period beginning on the first (1st) day of such Straddle Period and ending on (and including) the Merger Closing Date

(dd) “Price to the Public” means the public offering price of a share of Company Common Stock sold in the IPO as shown on the cover page of the final prospectus forming part of the Registration Statement.

(ee) “Securities Act” means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

(ff) “Straddle Period” means any taxable period beginning before or on the Merger Closing Date and ending after the Merger Closing Date.

(gg) “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii) (A) 50% or more of the voting power of the voting capital stock or other equity interests, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

(hh) “Tax” (and, with its correlative meaning, “Taxes”) means any and all taxes, including any interest, penalties, or other additions to tax that may become payable in respect thereof, which taxes shall include, without limiting the generality of the foregoing, all income taxes, profits taxes, taxes on gains, alternative minimum taxes, estimated taxes, payroll taxes, employee withholding taxes, unemployment insurance taxes, social security taxes, welfare taxes, disability taxes, severance taxes, license charges, taxes on stock, sales taxes, use taxes, ad valorem taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real or personal property taxes, unclaimed property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation taxes, windfall taxes, net worth taxes, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing.

(ii) “Tax Return” means any return, statement, schedule, declaration, claim for refund, report, document or form filed or required to be filed with respect to Taxes, including any amendment, attachment and supplement thereof.

(jj) “Total Number of Shares” means, on the Merger Closing Date, the sum of (x) the number of shares of Company Common Stock outstanding and (y) the number of shares of Company Common Stock that any Person has the option or right to acquire from the Company pursuant to any option or other agreement to issue Company Common Stock (including (A) Company Common Stock issuable upon the exercise of the underwriters’ option to purchase additional shares to cover over-allotments in connection with the IPO and (B) any restricted stock, options or similar rights issued or granted as of the Merger Closing Date (whether or not vested) to acquire Company Common Stock under the Company’s 2014 Equity Incentive Plan), determined, in each case, after giving effect to the Mergers, any other Formation Transactions, the IPO Closing and any other issuances of Company Common Stock or rights to acquire Company Common Stock that are expected to occur concurrently therewith, and without taking into account, for the avoidance of doubt, (i) any Company Common Stock that may be issued pursuant to the redemption rights (as described in the Registration Statement filed on October 3, 2014) granted to the limited partners of the Operating Partnership with respect to their OP Units, or (ii) any Company Common Stock that may be issued in satisfaction of the Company’s indemnification obligations pursuant to Section 5.01 or, in the event the New York Transfer Taxes or the 1633 Broadway Transfer Tax exceed the estimated payments made in respect thereof, as a reconciliation of such transfer taxes pursuant to Section 6.05(h) or Section 6.05(i) or any similar indemnification or transfer tax reconciliation provision (that provides for the potential issuance of an amount of Company Common Stock after the Merger Closing Date that is contingent upon the future determination of the amount of a liability or obligation) of any other agreement giving effect to the Formation Transactions (including any component thereof).

(kk) “WvF 1325 GP Cash Amount” means a number of shares of Company Common Stock equal to (x) the sum of (i) any cash that the 1325 Venture distributes to WvF 1325 GP on or after the date of this Agreement (other than the 2014 Pro Rata Distribution) that WvF 1325 GP continues to hold as of the Effective Time, plus (ii) without duplication of amounts set forth in clause (i), any cash that WvF 1325 GP holds as of the Effective Time in order to satisfy the representation set forth in Section 4.05(g)(iii) with respect to Post-2013 E&P accrued by WvF 1325 GP on or after January 1, 2015 that are not attributable to such WvF 1325 GP’s direct and indirect interests in the 1325 Venture, divided by (y) the Price to the Public.

(ll) “WvF 1325 LP Cash Amount” means a number of shares of Company Common Stock equal to (x) the sum of (i) the Estimated 1633 Transfer Tax Amount, plus (ii) the amount of any cash that the 1325 Venture distributes to WvF 1325 LP on or after the date of this Agreement (other than the 2014 Pro Rata Distribution) that WvF 1325 LP continues to hold as of the Effective Time, plus (iii) without duplication of amounts set forth in clause (ii), any cash that WvF 1325 LP holds as of the Effective Time in order to satisfy the representation set forth in Section 4.05(g)(iii) with respect to Post-2013 E&P accrued by WvF 1325 LP on or after January 1, 2015 that are not attributable to WvF 1325 LP’s direct and indirect interests in the 1325 Venture, divided by (y) the Price to the Public.

(mm) “WvF Fund V Interest” means the approximately 4.902% limited partnership interest in Fund V Core that is currently owned by a Subsidiary of USREHAG.

(nn) “WvF Material Adverse Effect” means a material adverse effect on the assets, business, financial condition or results of operations of the WvF 1325 Parties, taken as a whole.

(oo) “WvF Owners” has the meaning as defined in the July 3rd Agreement.

(pp) “WvF Parties’ Knowledge” means the actual knowledge (without obligation to conduct due inquiry) of Günter Koller of the matter in question (and not his constructive or imputed knowledge).

(qq) “WvF Transfer Tax Amount” means a number of shares of Company Common Stock equal to (x) $2,575,000 divided by (y) the Price to the Public.

Section 8.03 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party. All counterparts shall collectively constitute one agreement (or amendment, as applicable). The exchange of counterparts of this Agreement among the parties by means of facsimile transmission or by electronic transmission (pdf) which shall contain authentic reproductions shall constitute a valid exchange of this Agreement and shall be binding upon the parties hereto.

Section 8.04 Entire Agreement; Third-Party Beneficiaries. This Agreement, the Escrow Agreement and the Share Purchase Agreement, including, without limitation, the exhibits and schedules hereto and thereto, constitute the entire agreement and supersedes each prior agreement and understanding, whether written or oral, among the parties hereto regarding the subject matter hereof and thereof. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto. For avoidance of doubt, this Agreement, the Escrow Agreement and the Share Purchase Agreement supersede Sections 1(1) and (m) of the July 3rd Agreement and such provisions of the July 3rd Agreement are replaced pro tanto hereby. In addition, the parties hereto agree that, for all purposes of the July 3rd Agreement, including, without limitation, Sections 1(o), (p) and (t), the 5% Ownership Condition (as defined in the July 3rd Agreement) shall be deemed to have been satisfied if the 5% Ownership Condition (as defined herein) is either satisfied or waived or deemed to have been waived by the WvF Parties pursuant to the terms of this Agreement.

Section 8.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of any Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.06 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Company may assign its rights and obligations hereunder to an Affiliate.

Section 8.07 Jurisdiction. The parties hereto hereby (a) submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York state court sitting in New York City, New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.08 Severability. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Laws, but if any provision is held invalid, illegal or unenforceable under applicable Laws in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

Section 8.09 Rules of Construction.

(a) The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Laws, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless explicitly stated otherwise herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including fin the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(c) For purposes of this Agreement, any event, circumstance or action which occurs on the same day as any other event, circumstance or action shall be deemed to have occurred concurrently with such event, circumstance or action.

Section 8.10 Equitable Remedies. The parties agree that irreparable damage would occur to the Company, on the one hand, and the WvF Parties, on the other hand, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, on the one hand, and the WvF Parties, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court located in New York, this being in addition to any other remedy to which the parties are entitled under this Agreement or otherwise at law or in equity.

Section 8.11 Time of the Essence. Time is of the essence with respect to all obligations under this Agreement.

Section 8.12 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.13 No Personal Liability Conferred. This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or shareholder of the Company or the WvF Parties.

Section 8.14 Amendments. This Agreement may be amended only by appropriate written instrument executed by each party hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

PARAMOUNT GROUP, INC.,
a Maryland corporation

By:	/s/ Albert Behler
	Name:	Albert Behler
	Title:	President and CEO

WvF 1325, INC., a Delaware corporation

By:
Name:
Title:

WvF 1325, L.P., a Delaware limited partnership

By:	WvF 1325, Inc., its general partner

By:
Name:
Title:

US REAL ESTATE HOLDING AG, a Swiss corporation

By:
Name:
Title:

[Signature Page to 1325 Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

PARAMOUNT GROUP, INC.,
a Maryland corporation

By:
Name:
Title:

WvF 1325, INC., a Delaware corporation

By:	/s/ Thomas Patrick Dore, Jr.
	Name:	Thomas Patrick Dore, Jr.
	Title:	Vice President and Secretary

WvF 1325, L.P., a Delaware limited partnership

By:	WvF 1325, Inc., its general partner

	By:	/s/ Thomas Patrick Dore, Jr.
	Name:	Thomas Patrick Dore, Jr.
	Title:	Vice President and Secretary

US REAL ESTATE HOLDING AG, a Swiss corporation

By:
Name:
Title:

[Signature Page to 1325 Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

US REAL ESTATE HOLDING AG,
a Swiss corporation

By:	/s/ Günter Koller
Name:	Günter Koller
Title:	Member of the Board of Directors

[Signature Page to 1325 Merger Agreement]

FOR PURPOSES OF SECTION 7.02 ONLY:

WvF, L.P., a Delaware limited partnership

By:	WvF Inc., its general partner

	By:	/s/ Thomas Patrick Dore, Jr.
	Name:	Thomas Patrick Dore, Jr.
	Title:	Vice President and Secretary

[Signature Page to 1325 Merger Agreement]

EXHIBIT A

Form of Omnibus Agreement

[See attached]

OMNIBUS DISTRIBUTION AND ESCROW AGENT AGREEMENT

This OMNIBUS DISTRIBUTION AND ESCROW AGENT AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of November     , 2014 by and among the ENTITIES SET FORTH ON SCHEDULE 1 (collectively, the “Participants” and individually, each a “Participant”), PARAMOUNT GROUP, INC., a Maryland corporation (the “Company”), and PARAMOUNT GROUP OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Operating Partnership” and collectively with the Company and any designees of either of the Company or the Operating Partnership, the “PGI Parties” and individually, each a “PGI Party”).

BACKGROUND

A.	The Company, which is the sole general partner of the Operating Partnership, desires to consolidate the ownership of a portfolio of primarily office properties currently owned, directly or indirectly, by the Participants (collectively, the “Formation Transactions”).

B.	The Formation Transactions relate to the proposed initial public offering (the “IPO”) of the common stock, par value $.01 per share (“REIT Shares”), of the Company, which will operate as a self-administered and self-managed real estate investment trust within the meaning of Sections 856 through 858 of the Code.

C.	In connection with the Formation Transactions, (i) the Company will issue REIT Shares to certain Participants and/or the Holders (as defined below) of the JV Participants (as defined below) and (ii) the Operating Partnership will issue units of limited partnership interest (“OP Units”) to certain other Participants, in each case pursuant to a private placement.

D.	Each Participant has entered into a contribution agreement, merger agreement or other similar agreement or agreements (the “Formation Transaction Documentation”) with one or more of the PGI Parties pursuant to which each such Participant has agreed to contribute to, or merge into, the PGI Parties, as applicable, all of such Participant’s interests identified in such Formation Transaction Documentation. As used herein, the term Formation Transaction Documentation shall include all agreements or other documentation entered into in connection with the Formation Transaction Documentation including, without limitation, the lock-up agreements entered into with the underwriters of the IPO.

E.	The Formation Transaction Documentation provides for the appointment of a distribution and escrow agent in connection with the IPO Escrow and Indemnity Holdback Escrow (each defined below).

F.	Computershare Inc., together with its subsidiary, Computershare Trust Company, N.A., has agreed to act as the distribution and escrow agent (collectively, the “Agent”)

G.	Concurrently with the execution of the Formation Transaction Documentation, (i) the Participants and the PGI Parties have entered into this Agreement, and (ii) the PGI Parties and the Agent have entered into the Transfer Agency and Service Agreement (the “TA Agreement”), the Tabulation Agent Agreement (the “Tabulation Agreement”) and the Escrow Agreement (the “Escrow Agreement”) (each attached as an exhibit hereto and collectively referred to herein as the “Agent Agreements”), pursuant to which the following has or will occur:

•	IPO Escrow. As of the date of this Agreement, certain of the Participants (the “Fund Participants” identified on Schedule 1) have distributed in book entry form to each of their partners (together with equity owners of the other Participants, the “Holders”) as set forth opposite such Holders’ name on Schedule 2, in escrow pursuant to the Agent Agreements, a right (the “Distribution Rights”) to receive such Holder’s allocable share of the number of OP Units and/or REIT Shares (subject to certain restrictions, obligations and liens as described in Section 3 below) to be issued to such Fund Participants (as well as to the other Participants) in connection with the closing of the IPO (the “IPO Consideration”). Pursuant to the Agent Agreements, in connection with the closing of the IPO (the “Effective Date”), Agent will be deemed to have submitted to the Company and the Operating Partnership, as applicable, the Distribution Rights in exchange for the IPO Consideration as set forth opposite each Holders’ name on Schedule 2 and Agent will hold the IPO Consideration in escrow. In addition, pursuant to its applicable Formation Transaction Documentation, the Company will also on the Effective Date issue IPO Consideration to the Holders of the Participants identified on Schedule 1 as the PGI Participants (the “PGI Participants”). Furthermore, pursuant to its applicable merger agreement (the “JV Merger Agreement”) pursuant to which the JV Participants (as defined below below) will merge with and into the Company or a newly-formed subsidiary of the Company (the “JV Merger”), the Company will also on the Effective Date issue IPO Consideration to the Holders of the Participants identified on Schedule 1 as the JV Participants (the “JV Participants”) in accordance with the Letter of Transmittal (defined below). The escrow arrangements with respect to the Distribution Rights and IPO Consideration are collectively referred to as the “IPO Escrow”.

•

Indemnity Holdback Escrow. At the Effective Date, each Participant will cause its respective Holders to deposit (and the Company will withhold from the Holders of the JV Participants and cause to be deposited) in escrow with Agent (the “Indemnity Holdback Escrow”

and together with the IPO Escrow, the “Escrow Accounts”) a portion of such Holders’ respective IPO Consideration as set forth opposite such Holder’s name on Schedule 2 (the “Indemnity Holdback Amount”) in order to provide for the indemnification obligations provided for in the applicable Formation Transaction Documentation.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Appointment. The parties hereby agree to the appointment of Agent, pursuant to each of the applicable definitive Agent Agreements, to serve as distribution and escrow agent in connection with the holding and disbursement of the Distribution Rights, IPO Consideration and Indemnity Holdback Amount, in each case pursuant to and in accordance with the applicable definitive Agent Agreement. Subject to entering into such definitive Agent Agreements, Agent has agreed to accept such appointment pursuant to the terms and conditions set forth therein. Pursuant to the relevant portions of certain of the Agent Agreements, Agent will establish a separate account for each Holder in accordance with Schedule 2 and such accounts will allocate each Holder’s aggregate IPO Consideration to a class(es) corresponding to the Participant(s) with respect to which such Holder received its IPO Consideration.

2. Effective Date. The Company will promptly notify Agent of the Effective Date on the date thereof.

3. Escrow Procedures; Legending of IPO Consideration.

(a) IPO Escrow. The TA Agreement and Tabulation Agreement attached as Exhibit A and Exhibit B, respectively, set forth the procedures that the parties and Agent agree and acknowledge shall control with respect to the holding and disbursement of the Distribution Rights and IPO Consideration by Agent.

(b) Indemnity Holdback Escrow. The Escrow Agreement attached as Exhibit C sets forth the procedures that the parties agree and acknowledge shall control with respect to the holding and disbursement of the Indemnity Holdback Amount by Agent.

(c) Legending. Pursuant and subject to the TA Agreement, Agent will cause the IPO Consideration to be legended to reflect the following lock-ups and restrictions, which lock-ups and restrictions are more particularly described in and governed by the Formation Transaction Documentation (the “Restrictive Legends”):

(i) Lock-up on Transfers: All OP Units and REIT Shares shall be subject to lock-up on transfers until 180 days after the Effective Date.

(ii) IPO Escrow: All OP Units and REIT Shares shall be subject to the IPO Escrow until the earlier of (i) the delivery of, as applicable, a completed and signed Investor Acknowledgement Agreement (substantially in the form attached hereto as Exhibit D-1 and D-2) or Letter of Transmittal (substantially in the form attached hereto as Exhibit E) or (ii) one business day after the second anniversary of the Effective Date. The PGI Parties acknowledge that the Letter of Transmittal from the Holders of the JV Participants is required to be delivered to the Company and/or the Agent as of the closing of the JV Merger and the concurrent closing of the IPO pursuant to the JV Merger Agreement and if so delivered, the Restrictive Legend with respect to the IPO Escrow will not be placed on the REIT Shares to be issued to the JV Participants.

(iii) Indemnity Holdback Escrow: Those OP Units and REIT Shares identified on Schedule 2 under the heading “Indemnity Holdback Escrow” shall be held by Agent subject to (i) the Indemnity Holdback Escrow and (ii) other than with respect to the Holders of the JV Participants and WvF Real Estate Fund, L.P. as a Holder of Paramount Group Real Estate Fund V (Core), L.P., a pledge of such OP Units and REIT Shares in favor of the applicable PGI Party until the earlier of (x) the first anniversary of the Effective Date unless there is a Reserved Portion (as defined in the Escrow Agreement) as of such date, in which event, the Indemnity Escrow Holdback shall continue with respect to such Reserved Portion until ultimately disposed of in accordance with the Escrow Agreement and (y) the date a Holder posts with Agent Substitute Collateral (defined below) in accordance with the Escrow Agreement, in which event such Substitute Collateral shall be held in the Indemnity Holdback Escrow.

(iv) Transfer Tax Indemnity: Other than with respect to the Holders of the JV Participants, each Holder’s IPO Consideration shall be subject to the following: (i) indemnification obligations for any incremental New York City and State real property transfer taxes that will be payable if such Holder subsequently transfers more than 50% of its IPO Consideration within two years of the IPO Closing and (ii) a pledge with respect to such indemnification obligations of 50% of each Holder’s total IPO Consideration in favor of the applicable PGI Party until the earlier of (x) one business day after the second anniversary of the Effective Date and (y) the date a Holder posts with the applicable PGI Party Substitute Collateral in accordance with the TA Agreement.

(v) Prohibition on Redemption of OP Units: All OP Units shall be subject to a prohibition on redemption until 14 months after the Effective Date.

(vi) General. Pursuant and subject to the TA Agreement, the Agent will release the applicable portion of the IPO Consideration from the Restrictive Legends after the expiration of the periods set forth above or, if applicable, to the extent such IPO Consideration has been released from escrow or the applicable restriction by the posting of Substitute Collateral (as defined below).

(d) Substitute Collateral. A Holder may have the OP Units and/or REIT Shares that are subject to the Indemnification Holdback Escrow and/or the Transfer Tax Indemnity released by Agent by posting either (i) cash collateral or (ii) a letter of credit in form and substance acceptable to the applicable PGI Party (“Substitute Collateral”).

(i) Any Substitute Collateral posted with respect to the Indemnification Holdback Escrow shall be (i) posted with Agent pursuant to the Escrow Agreement; (ii) be in an amount equal to all or a portion of the IPO Consideration such Holder seeks to have released from escrow and (iii) the number of REIT Shares and/or OP Units that shall be released shall be equal to (x) the amount of the Substitute Collateral posted divided by (y) the Value of a REIT Share on the date Agent receives the Substitute Collateral, rounded up to the nearest whole number.

(ii) Any Substitute Collateral posted with respect to the transfer tax indemnity shall be (i) posted with the applicable PGI Party; and (ii) in an amount equal to 100% of the Holder’s share of the indemnification obligations for transfer tax payment that would be payable upon the transfer of such Holder’s REIT Shares and/or OP Units prior to the expiration of the applicable transfer tax indemnity period as reasonably determined by such PGI Party; and after the posting of such Substitute Collateral, all of such Holder’s REIT Shares and/or OP Units shall be released by Agent from the applicable Restrictive Legend.

(iii) “Value” means with respect to a REIT Share on a particular date, the market price of a REIT Share on such date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any national securities exchange, the closing price on such day as reported by such national securities exchange, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; (iii) if the REIT Shares are not listed or admitted to trading on any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; or (iv) if none of the conditions set forth in clauses (i), (ii), or (iii) is met then, the amount determined by the board of directors of the Company.

4. Dividends And Distributions On IPO Consideration Held in Escrow Accounts or Subject to Restrictive Legends. Pursuant to the TA Agreement, Agent shall pay to the respective Holders shown on Schedule 2 any dividends or other distributions that are declared on the OP Units and REIT Shares after the Effective Date as if not encumbered by the Escrow Account or the Restrictive Legends notwithstanding that any portion of the IPO Consideration is being held in an Escrow Account or subject to any Restrictive Legends.

5. Voting. Each Holder shall have the right to vote the REIT Shares and OP Units credited to such Holder’s account as if not encumbered by the Escrow Account or the Restrictive Legends notwithstanding that any portion of the IPO Consideration is being held in an Escrow Account or subject to any Restrictive Legends. Pursuant to the TA Agreement, Agent will promptly forward to each Holder all notices of shareholders’ or partners’ meetings, proxy statements and reports received by Agent in respect of REIT Shares or OP Units held in such Holder’s account

6. Withholding; Other Tax Matters. The Participants, the Company and the Operating Partnership, as applicable, shall deduct and withhold any taxes they reasonably deem are appropriate under applicable tax withholding rules from any payment of IPO Consideration to the Holders. As of the Effective Date, for U.S. federal (and applicable state and local) income tax purposes, each Holder shall be treated as the owner of the IPO Consideration to which they are, or will be, entitled pursuant to this Agreement (including, for the avoidance of doubt, any IPO Consideration held in the Escrow Accounts on such Holder’s behalf).

7. Notices. All communications hereunder shall be in writing or set forth in a PDF attached to an email, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth in Schedule 3.

8. Authorized Representatives. The parties hereby acknowledge that the individuals set forth as authorized representatives (“Authorized Representatives”) on Schedule 4 have the authority to act as the representative(s) of each of the Participants and/or Holders, as applicable, in connection with any rights or obligations of such entities as signatories to, or third party beneficiaries under, the Escrow Agreement to the extent any such rights are expressly given to the Authorized Representatives in the Escrow Agreement.

9. Miscellaneous.

(a) Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Participants, the PGI Parties or Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder (or with respect to the Agent under the applicable Agent Agreement), but shall not be assignable by any party hereto without the written consent of all the parties hereto; provided, however, that the Agent may assign its rights hereunder subject to the provisions of the applicable Agent Agreement.

(b) Amendments. This Agreement and the Agent Agreements may only be amended or modified by a written amendment executed by the Agent and the Company; provided, however, that, if such amendment (i) does not affect each of the Participants or the Holders (and, if applicable, the PGI Parties) in the same manner, or (ii) decreases the rights or increases the obligations of the Participants or Holders or the restrictions on the IPO Consideration under this Agreement or the Agent Agreements, then such Participant(s) and/or Holder(s) shall also be required to consent to such amendment. Agent may rely on the Company’s signature to any amendment as evidence that any required consent from

Participants and Holders has been obtained. Notification of all Amendments to this Agreement and the Agent Agreements shall be provided to each of the Holders and Participants.

(c) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties irrevocably (i) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City, New York County or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (ii) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (iii) waive all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby. Agent shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Agent may consult with foreign counsel in connection with any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

(e) Force Majeure. Notwithstanding anything to the contrary contained herein, Agent shall not be liable for any delays or failures in performance resulting from acts beyond its control including, without limitation, acts of God, terrorist acts, shortage of supply, loss of data due to power failures, war, or civil unrest.

(f) Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the Participants, the Holders and the PGI Parties and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

(g) Survival. All provisions regarding indemnification, warranty, liability and limits thereon, compensation and expenses and confidentiality and protection of proprietary rights and trade secrets shall survive the termination or expiration of this Agreement.

(h) Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in (i) this Agreement, (ii) any schedules or attachments hereto, (iii) the Formation Transaction Documentation, and (iv) the Agent Agreements with respect to any obligations, rights, duties, responsibilities, liabilities, indemnities or protections of the Agent, the terms and conditions contained in the Agent Agreements shall take precedence.

(i) Merger of Agreement. Together with the Formation Transaction Documentation and the Agent Agreements, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k) Descriptive Headings. Descriptive headings contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(l) Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature. For purposes of the signature pages, the reference to “Holders” should read “PGI Participants”.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Company:

PARAMOUNT GROUP, INC., a Maryland corporation

By:
Name:
Title:

Operating Partnership:

PARAMOUNT GROUP OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	Paramount Group, Inc., its general partner, a Maryland corporation

By:
Name:
Title:

Agent:

Acknowledged and Agreed to with respect to Section 1 only:

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. On Behalf of Both Entities

By:
Name:
Title:

Fund Participants:

PARAMOUNT GROUP REAL ESTATE FUND I, L.P.
By:	Paramount GREF, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PARAMOUNT GROUP REAL ESTATE FUND III, L.P.
By:	Paramount GREF III, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PARAMOUNT GROUP REAL ESTATE FUND IV, L.P.
By:	Paramount GREF IV, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PGREF IV PARALLEL FUND SUB US, LP
By:	PGREF IV Parallel Fund Sub US GP, LLC, its general partner
	By:	Paramount Group, Inc., its Manager

PARAMOUNT GROUP REAL ESTATE FUND V (CORE), L.P.
By:	Paramount GREF V, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PARAMOUNT GROUP REAL ESTATE FUND V (CIP), L.P.
By:	Paramount GREF V (CIP), L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PGREF V (CORE) PARALLEL FUND SUB US, LP
By:	PGREF V (Core) Parallel Fund Sub US GP, LLC, its general partner

	By:	Paramount Group, Inc., its Manager

Signature:
Name:
Title:

PGI Participants:

PARAMOUNT GROUP, INC., a Delaware corporation

By:
Name:
Title:

PGI Participants:

ARCADE RENTAL INVESTMENTS, INC. ARCADE RENTAL INVESTMENTS 2, INC. COSMOS RENTAL INVESTMENTS, INC. MARATHON RENTAL INVESTMENTS, INC.

By:
Name:	Thomas Armbrust
Title:	President of each of the above named corporations

PGI Participants:

Name:	Frank Otto

PGI Participants:

Name:	Ingvild Goetz

PGI Participants:

Name:	Sarah Pisani

PGI Participants:

Name:	Julia Stoecker

JV Participants:

WvF 1325, INC., a Delaware corporation

Signature:
Name:
Title:

WvF 1325, L.P., a Delaware limited partnership

By:	WvF 1325, Inc., its general partner

Signature:
Name:
Title:

HOLDER:

Signature:
Name:	Dr. Michael Otto

HOLDER:

Signature:
Name:	Benjamin Otto

HOLDER:

Signature:
Name:	Janina Otto

EXHIBIT B

Terms of Advisory Board Appointment

(a) Subject to the occurrence of the IPO, the Company agrees at the time of the IPO Closing to appoint Wilhelm von Finck or his designee (the “WvF Advisory Board Member”) to the advisory board of the Company on the following minimum terms:

(i) The WvF Advisory Board Member shall be entitled to receive compensation (including the right to participate in any equity compensation plan(s) of the Company) for services to the advisory board in an amount to be reasonably determined by the Company, which compensation may be less than the compensation to be paid to the members of the board of directors of the Company; provided, that such compensation shall include reimbursement of the WvF Advisory Board Member for travel expenses incurred by him in connection with his attendance at all advisory board meetings in accordance with the Company’s travel expense policy;

(ii) The WvF Advisory Board Member shall be covered under a director and officer insurance policy (which may be the same policy under which the Company’s directors and officers are covered) that is no less favorable than the director and officer insurance policy covering the members of the board of directors of the Company; provided, that the Company shall provide reasonable evidence of such coverage to the WvF Advisory Board Member prior to the time of appointment of the WvF Advisory Board Member;

(iii) The initial term of the WvF Advisory Board Member on the advisory board shall be for a period of six (6) years following the date of the IPO Closing;

(iv) The advisory board will hold quarterly meetings following each quarterly meeting of the board of directors of the Company in the same geographical location in which the quarterly meeting of the Company took place; and

(v) The advisory board shall consist of no more than five (5) members with the WvF Advisory Board Member, the Chairman and CEO of the Company, Professor Peter Linneman, and up to two (2) additional individuals selected by the Company and who currently invest in (or are associated with organizations which invest in) the Paramount Group Real Estate Funds serving as standing members.

EXHIBIT C

Share Purchase Agreement

[See attached]

PARAMOUNT GROUP, INC.

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of this 31st day of October, 2014, by and between Paramount Group, Inc., a Maryland corporation (the “Company”), and WvF 718, L.P., a Delaware limited partnership (“Purchaser”).

WHEREAS, the Company has filed a registration statement on Form S-11 (as heretofore amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); and

WHEREAS, in connection with the consummation of the IPO and as described more fully in the Registration Statement, the Company and its operating partnership will engage in a series of transactions through which they will acquire their initial portfolio of properties and other assets that they intend to own following the IPO (the “Formation Transactions”);

WHEREAS, substantially concurrently with entering into this Agreement, the Company is entering into an Agreement and Plan of Merger (the “Merger Agreement”) with WvF 1325, Inc., WvF 1325, L.P. (the “WvF 1325 Parties”), US Real Estate Holding AG (“USREHAG”) and certain other parties pursuant to which each of the WvF 1325 Parties will merge with and into a newly formed Delaware limited partnership that is wholly owned by the Company directly or indirectly (the “1325 Mergers”) and the holders of equity interests in each of the WvF 1325 Parties will be entitled to receive the aggregate number of shares of Common Stock specified in the Merger Agreement (the “Merger Shares”), subject to the terms and conditions thereof; and

WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue and sell, and Purchaser desires to purchase and acquire, upon the terms and conditions set forth in this Agreement, additional shares of Common Stock as provided in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sale and Purchase of Shares.

1.1 Subject to the concurrent consummation of the 1325 Mergers and the IPO and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase and acquire from the Company, the whole number of shares of Common Stock, with any fraction of a share being rounded up to the next whole share (the “Purchase Shares” or “Shares”), equal to the lesser of (a) the sum of (i) 5.01% of the Total Number of Shares (as defined in the Merger Agreement) less (ii) the sum of (A) the Merger Shares delivered to USREHAG and (B) the Fund V Shares (as defined in the Merger Agreement) or (b) $17,500,000 divided by the public offering price per share of Common Stock sold in the IPO as shown on the cover page of the final prospectus forming part of the Registration Statement (the “Price Per Share”); provided, for avoidance of doubt, that if the foregoing calculation results in a negative number no shares of Common Stock will be issued and sold pursuant to this Agreement. Notwithstanding the foregoing, if the sum of (a) the Merger Shares to be delivered to USREHAG, (b) the Purchase Shares, if any, (c) the Minimum IPO Shares (as defined in the Merger Agreement), if any, deliverable to Purchaser at the closing of the IPO and (d) the Fund V Shares (as defined in the Merger Agreement), collectively, would not satisfy the 5% Ownership Condition (as defined in the Merger Agreement), then Purchaser shall have no obligation to purchase the Purchase Shares hereunder.

1.2 The aggregate purchase price for the Shares (the “Purchase Price”) shall equal the number of Shares to be purchased and sold hereunder multiplied by the Price Per Share.

2. Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) will take place at the offices of the Company or the Company’s legal counsel in New York or as mutually agreed upon among the Company and Purchaser and shall occur concurrently with the Merger Closing (as defined in the Merger Agreement) and the satisfaction of the conditions of closing set forth herein. At the Closing, the Company shall issue the Shares, registered in Purchaser’s or its designee’s name, upon the payment of the Purchase Price in immediately available funds by wire transfer to an account designated by the Company to Purchaser. The Shares shall be issued in book-entry form and the Company and/or its transfer agent shall provide Purchaser with customary evidence of the issuance of the Shares.

3. Representations and Warranties of the Company. In connection with the issuance and sale of the Shares, the Company hereby represents and warrants to Purchaser the following:

3.1 The Company (a) has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2 All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement has been duly and validly taken. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The issuance and sale by the Company of the Shares will not (a) conflict with, or result in a default under, the articles of incorporation or bylaws of the Company, any material contract by which the Company or any of its subsidiaries’ respective property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or (b) result in the imposition of any claim, lien, pledge, deed of trust, option, charge, encumbrance or other restriction or limitation (each, a “Lien”), or any obligation to create any Lien, under any material contract by which the Company or any of its subsidiaries’ respective property is bound or under the articles of incorporation or bylaws of the Company.

3.3 Prior to the issuance of the Shares, the Shares will have been duly and validly authorized and upon issuance in accordance with, and payment pursuant to, the terms hereof, (a) the Shares will be fully paid and non assessable and (b) Purchaser will have good title to the Shares, free and clear of all liens created by the Company, claims and encumbrances of any kind, other than transfer restrictions hereunder and under the articles of incorporation of the Company and the other agreements described herein.

3.4 No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the sale of the Shares contemplated hereby, except such as have been already obtained or made or as may be required under the Securities Act or the rules promulgated under the Securities Act, state securities or blue sky laws or Maryland law or as may be required by the Financial Industry Regulatory Authority.

3.5 Subject to the accuracy of the representations and warranties of the Purchaser and each other purchaser of shares of Common Stock on the date hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act.

3.6 The Company is not a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries or to which any of their respective assets are subject relating to or which challenges the validity or propriety of the sale of the Shares contemplated hereby.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

4.1 Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.2 The Shares are being acquired by the Purchaser for its own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3 Purchaser has been duly organized or formed and is validly existing and in good standing under the laws of its jurisdiction of organization or formation and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4 All action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by Purchaser in connection with the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The purchase by Purchaser of the Shares does not conflict with the organizational documents of Purchaser or with any material contract under which Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Purchaser or its property.

4.5 Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company’s reliance upon such exemptions is predicated upon Purchaser’s representations and warranties set forth in this Agreement. Purchaser understands and acknowledges that the Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6 Purchaser (a) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto, (b) has the ability to bear the economic risk of Purchaser’s prospective investment in the Shares and (c) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

4.7 Purchaser has a substantive, pre-existing relationship with the Company. Purchaser (a) was not identified or contacted through the marketing of the IPO and (b) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.8 Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

4.9 Purchaser will have available at the closing sufficient funds to acquire the Shares to be purchased by Purchaser pursuant to this Agreement.

4.10 Purchaser has delivered a completed and executed IRS Form W-9 or applicable IRS Form W-8 and will complete, execute and deliver such additional documentation related to tax withholding or tax filings as the Company may request from time to time. Purchaser confirms that such IRS Form W-9 or applicable IRS Form W-8 is true, correct and complete in all respects.

4.11 The amounts to be paid by Purchaser to the Company in respect of the Purchase Price are not, and will not be, directly, or to the Purchaser’s knowledge indirectly, derived from activities that may contravene federal, state or foreign laws and regulations, including anti money laundering and terrorist financing laws and regulations, and, to the best of Purchaser’s knowledge, none of(a) the Purchaser, (b) the owners of equity interests in the

Purchaser nor (c) any person or entity for which Purchaser is acting as agent or nominee in connection with this Agreement is located in a country or territory, or is an individual or entity named on any list administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), nor is any such person or entity prohibited (nor will they be prohibited) from investing in the Company under any OFAC administered sanctions or embargo programs. The Company reserves the right to request such information as is necessary to verify the identity of Purchaser or any individual or entity having signatory or other similar authority over Purchaser with respect to this Agreement and the transactions contemplated hereby, and may seek to verify such identity and the source of funds for the Purchase Price.

4.12 Concurrently with entering into this Agreement, Purchaser will enter into a customary 180-day underwriters’ lock-up agreement with respect to the Shares consistent with the form of lock-up agreement affiliates of the Purchaser have agreed to enter into in connection with the IPO.

5. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or the purchase of the Shares contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the purchase of the Shares contemplated hereby. If any party decides that it must make any such required filing it will advise the other parties prior to making such filing. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated hereby will be disclosed in the Registration Statement and that this Agreement or a form of this Agreement will be filed as an exhibit to the Registration Statement.

6. Mutual Condition of Closing. The obligations of the Company and Purchaser to consummate the purchase and sale of the Shares hereunder are conditioned upon the concurrent closing of the 1325 Mergers and the IPO.

7. Conditions of Closing of the Company. The obligation of the Company to consummate the purchase and sale of the Shares is subject to the fulfillment to the Company’s reasonable satisfaction (or waiver by the Company) on or prior to the Closing of each of the following conditions:

7.1 Each representation and warranty made by Purchaser in Section 4 above shall be true and correct as of the Closing as though made as of the Closing. By accepting the Shares and delivering the Purchase Price, Purchaser shall be deemed to have reaffirmed such representations and warranties as of the Closing.

7.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing shall have been performed or complied with by it in all respects.

8. Conditions of Closing of Purchaser. The obligations of Purchaser to consummate the purchase and sale of the Shares is subject to the fulfillment to Purchaser’s reasonable satisfaction (or waiver by Purchaser) on or prior to the Closing of each of the following conditions:

8.1 Each representation and warranty made by the Company in Section 3 above shall be true and correct as of the Closing as though made as of the Closing. By delivering the Shares and accepting the Purchase Price, the Company shall be deemed to have reaffirmed such representations and warranties as of the Closing.

8.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by it in all respects.

9. Listing of the Shares. The Company hereby agrees to use its commercially reasonable best efforts to cause the Shares that are acquired pursuant to this Agreement to be listed on the New York Stock Exchange or such other exchange on which the Common Stock is then listed.

10. Further Assurances. Each party hereto shall execute and deliver such instruments and take such other actions prior to or after the Closing as any other party may reasonably request in order to carry out the intent of this Agreement.

11. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

12. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

13. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said State.

15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

16. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17. Legends. Each certificate, if any, representing the Shares and the records of the Company reflecting Purchaser’s ownership of the Shares shall be endorsed with the following legends or substantially similar legends in addition to any other legends deemed necessary or appropriate by the Company:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act, or pursuant to an effective registration statement under the Act.

18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

19. Survival. The provisions of Sections 5, 14, 15 and 21 hereof shall survive termination of this Agreement pursuant to Section 20.

20. Termination. This Agreement shall be terminated if the closing of the 1325 Mergers and the IPO has not occurred on or prior to May 15, 2015. In the event of any termination of this Agreement, subject to Section 19, this Agreement shall become null and void and have no effect, without any liability to any person in respect hereof on the part of any party hereto; provided, however, nothing in this Agreement shall relieve any party hereto from liability for any breach of this Agreement or any failure to perform its obligations under this Agreement.

21. Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall (a) impair such right power or remedy or (b) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, power and remedies provided by law.

22. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

23. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by facsimile or e-mail, (c) five business days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or (d) one business day if sent by overnight delivery service. Notice shall be sent to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to the Company:	Paramount Group, Inc.
1633 Broadway, Suite 1801
New York, New York 10019
Attn: General Counsel
Facsimile: 212-237-3197
E-mail: gjohnson@paramount-group.com

If to Purchaser:	c/o Wilhelm von Finck Hauptverwaltung GmbH Gut Keferloh
85630 Grasbrunn
Federal Republic of Germany
Attn: Günter Koller
Facsimile: 49-89-456963-59
E-mail: g.koller@wvf-hv.de with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn: Thomas Patrick Dore, Jr., Esq. Facsimile: (212) 701-5136
E-mail: pat.dore@davispolk.com

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

COMPANY: PARAMOUNT GROUP, INC.

By:
Name:
Title:

PURCHASER: WvF 718, L.P.

By:	WvF 718, Inc., its general partner
By:
Name:
Title:

EXHIBIT D

Form of Lock-up Agreement

[See attached]

October 31, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Paramount Group, Inc. – WvF Paramount Real Estate Fund V (Core), L.P.

Dear Sirs:

The undersigned, a stockholder of Paramount Group, Inc., a Maryland corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock- Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the shares of the Company’s Common Stock acquired by the undersigned as a limited partner of Paramount Group Real Estate Fund V (Core), L.P. (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the terms of the Underwriter Lock-Up Agreement attached as an exhibit to the Investor Acknowledgement Agreement (the “IAA”) entered into by the undersigned in connection with the Public Offering, nothing contained herein or therein shall restrict or otherwise limit the ability of the undersigned or its affiliates to pledge the Lock-Up Securities as collateral (or otherwise grant a security interest in or encumber the Lock-Up Securities) in respect of any indebtedness that may be incurred by the undersigned or its affiliates during the Lock-Up Period. For the avoidance of doubt, and as evidenced by the acknowledgment and agreement of Merrill Lynch below, this agreement supersedes the Underwriter Lock-Up

Agreement attached as an exhibit to the IAA. In the event of any conflict or inconsistency between the terms of this agreement and the Underwriter Lock-Up Agreement attached as an exhibit to the IAA, the terms contained in this agreement shall govern.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

WvF Real Estate Fund, L.P.

By:	WvF 745, L.P., its general partner

	By:	WvF 745, Inc., its general partner

By:
Name:
Title:

2

Acknowledged and Agreed by:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

October 31, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Paramount Group, Inc. – WvF 1325 Merger Agreement

Dear Sirs:

The undersigned, a stockholder of Paramount Group, Inc., a Maryland corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock- Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the shares of the Company’s Common Stock acquired pursuant to that certain Agreement and Plan of Merger (the “1325 Merger Agreement”), dated as of October 31, 2014, by and among the Company, the undersigned, WvF 1325, Inc., a Delaware corporation, WvF 1325, L.P., a Delaware limited partnership, and solely for purposes of Section 7.02 thereof, WvF, L.P., a Delaware limited partnership, which constitutes Merger Consideration (as defined therein) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. For the avoidance of doubt, nothing contained herein shall restrict or otherwise limit the ability of the undersigned or its affiliates to pledge the Lock-Up Securities as collateral (or otherwise grant a security interest in or encumber the Lock-Up Securities) in respect of any indebtedness that may be incurred by the undersigned or its affiliates during the Lock-Up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

US Real Estate Holding AG

By:
Name:
Title:

2

October 31, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Paramount Group, Inc. – WvF Share Purchase Agreement

Dear Sirs:

The undersigned, a stockholder of Paramount Group, Inc., a Maryland corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the shares of the Company’s Common Stock purchased pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”) dated as of October 31, 2014, by and between the undersigned, as Purchaser, and the Company (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. For the avoidance of doubt, nothing contained herein shall restrict or otherwise limit the ability of the undersigned or its affiliates to pledge the Lock-Up Securities as collateral (or otherwise grant a security interest in or encumber the Lock-Up Securities) in respect of any indebtedness that may be incurred by the undersigned or its affiliates during the Lock-Up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours, WvF 718, L.P.

By:	WvF 718, Inc., its general partner

By:
Name:
Title:

2

EXHIBIT E

Form of Letter of Transmittal

[See attached]

LETTER OF TRANSMITTAL

representing Equity Interests of

WVF 1325, INC.

and

WVF 1325, L.P.

This Letter of Transmittal is being delivered in connection with the mergers (the “Mergers”) of each of WvF 1325, Inc., a Delaware corporation (“WvF 1325 GP”), and WvF 1325, L.P., a Delaware limited partnership (“WvF 1325 LP”), with and into Paramount Group, Inc., a Maryland corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of                 , 2014, by and among the Company, WvF 1325 GP, WvF 1325 LP, US Real Estate Holding AG, a Swiss corporation (“USREHAG”), and for purposes of Section 7.02 only, WvF, L.P., a Delaware limited partnership. The undersigned Equity Holder hereby surrenders all of its Equity Interests in WvF 1325 GP and WvF 1325 LP, which consists of ONE HUNDRED (100) SHARES OF COMMON STOCK in WvF 1325 GP and A NINETY NINE AND A HALF PERCENT (99.5%) LIMITED PARTNER INTEREST in WvF 1325 LP, for the purpose of receiving in exchange such Equity Holder’s portion of the Merger Consideration as provided for and subject to the terms of the Merger Agreement and the terms of the Escrow Agreement.

Capitalized terms used and not defined in this Letter of Transmittal have the respective meanings ascribed to them in the Merger Agreement.

The undersigned agrees and acknowledges a portion of the Merger Consideration will be held by the Escrow Agent under the terms and conditions of the Escrow Agreement.

In exchange for the Equity Interests, the undersigned understands that the Company Shares to be issued as Merger Consideration to the undersigned will be issued by the Agent in book-entry form in the name of US Real Estate Holding AG.

[signature page follows]

US REAL ESTATE HOLDING AG, a Swiss corporation

By:
Name: Title:

[WvF 1325 – Signature Page to Letter of Transmittal]

EXHIBIT F

Form of FIRPTA Notice

[See attached]

NOTICE OF NONRECOGNITION TRANSFER

Pursuant to the provisions of Treasury Regulations Section 1.1445-2(d)(2), US Real Estate Holding AG, a Swiss corporation (the “Transferor”) hereby submits this Notice of Nonrecognition Transfer for the transfer described below. The following information is provided pursuant to (and the paragraphs are labeled to correspond with the letters set forth in) the provisions of Treasury Regulations Section 1.1445-2(d)(2)(iii):

(A) This document constitutes a notice of nonrecognition transfer pursuant to the requirements of Treasury Regulations Section 1.1445-2(d)(2).

(B) Information with respect to the Transferor:

Name: US Real Estate Holding AG

Identifying Number: 98-1074222

Office Address: Baarerstrasse 8, 6301 Zug, Switzerland

(C) The Transferor is not required to recognize any gain or loss with respect to the transfer to which this notice pertains.

(D) Description of transfer.

The Transferor is the sole shareholder of WvF 1325, Inc., a Delaware corporation (“WvF 1325 GP”). WvF 1325 GP owns a 0.5% general partner interest, and the Transferor owns the remaining 99.5% limited partner interest, in WvF 1325, L.P., a Delaware limited partnership (“WvF 1325 LP” and, together with WvF 1325 GP, the “WvF 1325 Parties”). WvF 1325 LP has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes. WvF 1325 GP owns a 1% managing general partner interest, and WvF 1325 LP owns a 49% managing general partner interest, in 1325 Avenue of the Americas, L.P. (the “1325 Venture”), a real estate joint venture that owns and operates 1325 Avenue of the Americas, New York, New York (the “Property”) as a rental office building. Each of the WvF 1325 Parties is a “United States real property holding corporation,” as defined in Section 897(c)(2)1 (a “USRPHC”), and each of the interests that the Transferor holds in the WvF 1325 Parties is a “United States real property interest,” as defined in Section 897(c)(1) (a “USRPI”). Pursuant to a plan of merger each WvF 1325 Party will merge into a Delaware limited partnership (the “Merger Sub”) that is wholly-owned, directly and indirectly, by Paramount Group, Inc. a Maryland corporation (the “Company”), with the Merger Sub as the surviving entity (the “Mergers”). The sole general partner of the Merger Sub is a wholly-owned subsidiary of the Company that is treated as an entity disregarded as separate from the Company for U.S. federal income tax purposes, and the sole limited partner of the Merger Sub is the Company. Accordingly, the Merger Sub is treated a

[1]	Unless otherwise indicated, all “Section” references in this notice are to the Internal Revenue Code of 1986, as amended, or to the Treasury Regulations promulgated thereunder.

disregarded entity of the Company for U.S. federal income tax purposes. As consideration for the Mergers, Transferor will receive solely shares of common stock of the Company (“Company Common Stock”). The Merger Sub will remain a disregarded entity of the Company following the Merger. It is intended that each of the Mergers will qualify as a reorganization within the meaning of Section 368(a). The Company will make an election to be a real estate investment trust (a “REIT”) within the meaning of Section 856, effective for the taxable year of the Company in which the Mergers occur. Concurrently with the Mergers, the Company will conduct an initial public offering (the “IPO”) of Company Common Stock. Prior to the IPO, 50% or more of the value of the outstanding Company Common Stock was held, directly or indirectly, by “foreign persons” within the meaning of Treasury Regulations Section 1.897-9T(c). Immediately following the Mergers, the Transferor will own more than 5% of the total number of shares of Company Common Stock outstanding for purposes of Section 897(c)(3), including Company Common Stock held by subsidiaries of the Transferor that are constructively owned by the Transferor pursuant to Section 897(c)(6)(C).

(E) Statement of supporting law and facts.

Each of the statutory mergers of the WvF 1325 Parties into the Merger Sub, a disregarded entity with respect to the Company, will satisfy the requirements under Treasury Regulations Section 1.368-2(b)(1)(ii) to be treated as a reorganization under Section 368(a)(l)(A). A reorganization under Section 368(a)(1)(A) is eligible for non-recognition treatment for U.S. federal income tax purposes, provided several requirements are satisfied. Each of the WvF 1325 Parties and the Company will be a party to the reorganization within the meaning of Section 368(b), and the parties are entering into the Mergers for valid business reasons. The Company will continue to hold and operate the Property as a rental office building following the Mergers in a manner that satisfies the continuity of business enterprise requirements under Treasury Regulations Section 1.368-1(d). As consideration in the Mergers, the Transferor will receive solely Company Common Stock and has not engaged, and will not engage, in any transfers of Company Common Stock or other transactions that would cause the Transferor not to satisfy the continuity of interest requirements under Treasury Regulations Section 1.368-1(e) with respect to the Mergers. Neither WvF 1325 Party is an “investment company” within the meaning of Section 368(a)(2)(F). Under Section 354, the Transferor will not recognize any gain or loss upon the exchange of its equity interests in the WvF 1325 Parties solely for Company Common Stock.

In general, under Section 897(e) and Treasury Regulations Section 1.897-6T, any nonrecognition provision will apply to a foreign person’s transfer of a USRPI on which gain is realized only to the extent that the transferred USRPI is exchanged for a USRPI that, immediately following the exchange, would be subject to U.S. taxation upon its disposition (determined in accordance with the rules of Treasury Regulations Section 1.897-5T(d)(l )) and the transferor complies with the filing requirements of Treasury Regulations Section 1.897-5T(d)(1)(iii), as modified by IRS Notice 89-57. Furthermore, under Treasury Regulations Section 1.897-6T(a)(l), in the case of an exchange of a USRPI for stock in a domestic corporation, such stock will not be considered a USRPI unless the domestic corporation is a USRPHC immediately after the exchange.

2

The Transferor’s Company Common Stock received in the Mergers will be a USRPI that would be subject to U.S. taxation within the meaning of Treasury Regulations Section 1.897-5T(d)(l) upon its disposition by the Transferor immediately. following the Mergers. The Company will be a REIT and a USRPHC. The Company will not be a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4) and therefore the Company Common Stock received by the Transferor in the Mergers will not fail to be treated as a USRPI by reason of Section 897(h)(2). Because the Transferor will own, directly and constructively, more than 5% of the Company Common Stock within the meaning of Section 897(c)(3) immediately following the Mergers, the Company Common Stock held by the Transferor will not fail to be treated as a USRPI by reason of the exception for stock regularly traded on established securities markets in Section 897(c)(3). The Transferor will comply with the filing requirements of Treasury Regulations Section 1.897-5T(d)(l)(iii), as modified by IRS Notice 89-57, with respect to the Mergers.

The undersigned understands that this Notice of Nonrecognition Transfer will be disclosed to the Internal Revenue Service by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined this notice, and to the best of the undersigned’s knowledge and belief, it is true, correct and complete, and the undersigned further declares that the undersigned has the authority to sign this document on behalf of the Transferor.

US Real Estate Holding AG

By:
Name:
Title:

Date:

3

SCHEDULE 1.07(b)

Merger Consideration

The Merger Consideration shall be calculated as the sum of (i) the WvF 1325 GP Merger Consideration, as set forth in Section I below, and (ii) the WvF 1325 LP Merger Consideration, as set forth in Section II below.

I.	WvF 1325 GP

The aggregate Merger Consideration payable to the Equity Holders with respect to their Equity Interests in WvF 1325 GP (the “WvF 1325 GP Merger Consideration”) will equal the sum of: (i) a number of Company Shares equal to 2.0% of the Guaranteed WvF 1325 Amount, (ii) a number of Company Shares equal to 2.0% of the WvF Transfer Tax Amount, (iii) a number of Company Shares equal to the WvF 1325 GP Cash Amount, and (iv) without duplication of any of the foregoing, a number of Company Shares equal to 0.5% of the WvF 1325 LP Merger Consideration.

The percentage of the WvF 1325 GP Merger Consideration payable to each of the Equity Holders of WvF 1325 GP will be as follows:

Equity Holder Name	Percentage of WvF 1325 GP Merger Consideration
USREHAG	100%

II.	WvF 1325 LP

The aggregate Merger Consideration payable to the Equity Holders with respect to their Equity Interests in WvF 1325 LP (the “WvF 1325 LP Merger Consideration”) will equal the sum of: (i) a number of Company Shares equal to the aggregate number of OP Units that WvF 1325 LP would have been entitled to receive, directly or indirectly, in the Formation Transactions with respect to its direct and indirect interests in Fund I and Fund III, (ii) a number of Company Shares equal to 98.0% of the Guaranteed WvF 1325 Amount, (iii) a number of Company Shares equal to 98.0% of the WvF Transfer Tax Amount and (iv) a number of Company Shares equal to the WvF 1325 LP Cash Amount.

The percentage of the WvF 1325 LP Merger Consideration payable to each of the Equity Holders of WvF 1325 LP will be as follows:

Equity Holder Name	Percentage of WvF 1325 GP Merger Consideration
USREHAG	99.5%
WvF 1325 GP	0.5%

Schedule 1.07(b)